UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
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☐  Soliciting Material Under § 240.14a-12

BIOGEN IDEC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2010

To our Stockholders:

The annual meeting of stockholders of Biogen Idec Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Wednesday, June 9, 2010 at the American Academy of Arts & Sciences, 136 Irving Street, Cambridge, Massachusetts 02138 for the following purposes:

1. To elect four nominees identified in this Proxy Statement to our Board of Directors to serve for a three-year term extending until the 2013 annual meeting of stockholders and their successors are duly elected and qualified. Our Board of Directors’ nominees are Nancy L. Leaming, Brian S. Posner, Eric K. Rowinsky and Stephen A. Sherwin.

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3. To approve an amendment to our 2006 Non-Employee Directors Equity Plan to increase the number of shares available for issuance from 850,000 shares to 1,600,000 shares.

4. To transact such other business as may be properly brought before the meeting and any adjournments or postponements.

Only Biogen Idec stockholders of record at the close of business on April 19, 2010 will be entitled to vote at the meeting.

Our Board of Directors recommends a vote FOR the election of all of the nominees listed in proposal 1 above and FOR proposals 2 and 3 above.

Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting in person, we urge you to vote as promptly as possible by telephone or by Internet by following the instructions on the accompanying proxy card or by signing, dating and returning the accompanying proxy card in the postage-paid envelope provided. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors this year, your shares will not be counted in the election.

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
STOCKHOLDERS CALL TOLL FREE: 800-322-2885
BANKS AND BROKERS CALL COLLECT: 212-929-5500
EMAIL: biogenidecproxy@mackenziepartners.com

BY ORDER OF OUR BOARD OF DIRECTORS,

Susan H. Alexander,
Secretary

14 Cambridge Center
Cambridge, Massachusetts 02142
April 28, 2010

Biogen Idec Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2010

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

We are sending you this Proxy Statement and the accompanying proxy card because the Board of Directors of Biogen Idec Inc. (Biogen Idec or Company) is soliciting your proxy to vote at our 2010 annual meeting of stockholders (Annual Meeting) to be held at 9:00 a.m., local time, on Wednesday, June 9, 2010 at the American Academy of Arts & Sciences, 136 Irving Street, Cambridge, Massachusetts 02138, for the purposes summarized in the accompanying Notice of 2010 Annual Meeting of Stockholders. Our 2009 Summary Annual Report and 2009 Annual Report on Form 10-K are also being sent with this Proxy Statement.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of April 19, 2010 (Record Date) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 266,999,801 shares of our common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying proxy card on or about April 28, 2010 to all stockholders of record as of the Record Date. For 10 days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 10 Cambridge Center, Cambridge, Massachusetts 02142. If you would like to review the list, please call our Investor Relations department at (617) 679-2812.

Who can attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders of Biogen Idec as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Biogen Idec stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

How do proxies work?

Our Board of Directors is asking for your proxy using the accompanying proxy card. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or against some or all of our director nominees. You may also vote for or against the other proposals or abstain from voting. If you submit the proxy card without specifying your voting instructions, we will vote your shares as follows:

•	Election of Directors: FOR the election of all of our director nominees;

•	Ratification of PricewaterhouseCoopers LLP: FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

•	Amendment to Directors Plan: FOR the approval of an amendment to our 2006 Non-Employee Directors Equity Plan to increase the number of shares available for issuance from 850,000 shares to 1,600,000 shares; and

•	As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, in accordance with our best judgment.

Shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below in the subsection titled “How can I change my vote?” If your shares are held through a bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person.

If you are a registered stockholder (also called a “record holder”), there are four ways to vote:

•	Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded;

•	Internet: By going to the Internet website indicated on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded;

•	Mail: By signing, dating and returning the accompanying proxy card in the postage-paid envelope provided; or

•	In Person: By submitting a written ballot in person at the Annual Meeting. To obtain directions to attend the Annual Meeting, please contact our Investor Relations department at (617) 679-2812. We will pass out ballots at the Annual Meeting to anyone who wishes to vote in person.

If your shares are held in a brokerage account in your broker’s name (this is called “street name”), please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee.

What does it mean if I receive more than one proxy card or voting instruction form?

If you hold your shares in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please use each proxy card and voting instruction form to vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the Annual Meeting by:

•	Re-voting by telephone or by Internet as instructed above. Only your latest telephone or Internet vote will be counted.

•	Signing and dating a new proxy card or voting instruction form and submitting it as instructed above. Only your latest proxy card or voting instruction form will be counted.

•	If your shares are registered in your name, delivering timely written notice of revocation to the Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142.

•	Attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If your shares are held in “street name” in a brokerage account or by a bank or other nominee, you must request a legal proxy from your bank, broker or other nominee to vote in person at the Annual Meeting.

Only your latest vote, in whatever form, will be counted.

What is a broker non-vote?

Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Under stock exchange and other rules, brokers have the authority to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters.

Each matter on the agenda for the Annual Meeting (other than ratification of our independent accounting firm) is a non-routine matter. If you do not instruct your broker how to vote on these matters your shares will not be counted.

You should vote your shares by following the instructions on the voting instruction form provided by your bank, broker or other nominee and returning your voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

Will my shares be counted if I do not vote?

If you are a record holder and do not vote by telephone or by Internet or by signing, dating and returning a proxy card, your shares will not be voted.

If you are the beneficial owner of shares held in street name by a bank, broker or other nominee, as the record holder of the shares, your bank, broker or other nominee is required to vote those shares in accordance with your instructions. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on these important matters. You should vote your shares by following the instructions on the voting instruction form provided by your bank, broker or other nominee and returning your voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

If you do not give instructions to your broker, your broker will be entitled to vote your shares only with respect to routine matters, which at the Annual Meeting is only the ratification of our independent accounting firm, but will not be permitted to vote your shares with respect to non-routine matters. Uninstructed shares will be treated as broker non-votes. We urge you to provide instructions to your broker to ensure that your votes will be counted. You should vote your shares by following the instructions on the voting instruction form provided by your bank, broker or other nominee and returning your voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under “How do I vote?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each proposal and how are votes counted?

•	Election of Directors: The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and cast in favor of or against a nominee for director is required to elect such nominee. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

•	Ratification of PricewaterhouseCoopers LLP: The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote.

•	Amendment to Directors Plan: The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve an amendment to our 2006 Non-Employee Directors Equity Plan to increase the number of shares available for issuance from 850,000 shares to 1,600,000 shares. Abstentions will have the effect of votes against this proposal. Broker non-votes, if any, will have no effect on the results of this vote.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their best judgment.

Where do I find the voting results of the Annual Meeting?

We will publish voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by writing to Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the “Investors” section of our website, www.biogenidec.com.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
STOCKHOLDERS CALL TOLL FREE: 800-322-2885
BANKS AND BROKERS CALL COLLECT: 212-929-5500
EMAIL: biogenidecproxy@mackenziepartners.com

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders To Be Held on June 9, 2010: The Notice of 2010 Annual Meeting of Stockholders, Proxy Statement, 2009 Summary Annual Report and 2009 Annual Report on Form 10-K are available online at http://investor.biogenidec.com/phoenix.zhtml?c=148682&p=proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors has nominated Nancy L. Leaming, Brian S. Posner, Eric K. Rowinsky and Stephen A. Sherwin for election as Class 1 directors to serve a three-year term extending until the 2013 annual meeting of stockholders and their successors are duly elected and qualified, unless they resign or are removed. As described in detail below, our nominees have considerable professional and business expertise. The recommendation of our Board of Directors is based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board of Directors.

If any of our nominees is unable to serve on our Board of Directors, the shares represented by the accompanying proxy card will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in full compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this Proxy Statement and to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF NANCY L. LEAMING, BRIAN S. POSNER, ERIC K. ROWINSKY AND STEPHEN A. SHERWIN.

Our Board Structure

Our Board of Directors consists of three classes of directors with each director serving a staggered three-year term as follows:

Class 1 Directors	Class 2 Directors	Class 3 Directors
Term Expires at this Annual Meeting	Term Expires at 2011 Annual Meeting	Term Expires at 2012 Annual Meeting

Nancy L. Leaming	Caroline D. Dorsa	Alexander J. Denner
James C. Mullen	Stelios Papadopoulos	Richard C. Mulligan
Brian S. Posner	Lynn Schenk	Robert W. Pangia
Bruce R. Ross		William D. Young*
Eric K. Rowinsky
Stephen A. Sherwin

*	Chairman of the Board

Messrs. Mullen and Ross are not standing for re-election and will retire from our Board of Directors at the end of their current terms as directors upon certification of the election results at the Annual Meeting. Immediately following the Annual Meeting, our Board of Directors will comprise 12 director positions.

Our Directors and Nominees for Director

We were known as IDEC Pharmaceuticals Corporation before our merger with Biogen, Inc. in November 2003 (Merger). References to “our” or “us” in the following biographical descriptions include Biogen Idec and the former IDEC Pharmaceuticals Corporation.

Nominees for Election as Class 1 Directors at this Annual Meeting

Nancy L. Leaming (Director since January 2008)	Ms. Leaming, 62, has been an independent consultant since 2005. From 2003 to 2005, she served as the Chief Executive Officer and President of the Tufts Health Plan, a provider of healthcare insurance. From 1986 to 2003, Ms. Leaming served in several executive positions at Tufts Health Plan, including President, Chief Operating Officer and Chief Financial Officer.

Ms. Leaming is a member of the boards of directors of Hologic, Inc., a provider of diagnostic and surgical products, and Edgewater Technology, Inc., a technology management consulting firm.
Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she spent 20 years in senior operational, financial and managerial roles.

Brian S. Posner (Director since July 2008)	Mr. Posner, 48, has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm within the financial services industry. From 2005 to March 2008, Mr. Posner served as the Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company and a wholly-owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as the Managing Partner for five years. He served as a portfolio manager and an analyst at Fidelity Investments from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-Chief Investment Officer and Director of Research.

Given his substantial experience as a leading institutional investment manager and advisor, Mr. Posner brings a professional investor’s perspective and financial expertise that is valuable to our Board of Directors as it oversees our strategy for enhancing shareholder value.

Eric K. Rowinsky, M.D. (Director since March 2010)	Dr. Rowinsky, 53, has been an independent consultant since January 2010. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of Clinical Development and Regulatory of ImClone Systems Incorporated, a life sciences company, and served on the company’s board of directors from 2005 to November 2008. Prior to that, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute of Drug Development, including Director of the Institute, Director of Clinical Research and SBC Endowed Chair for Early Drug Development. Prior to that, he served as Clinical Professor of Medicine in the Division of Medical Oncology at the University of Texas Health Science Center at San Antonio and as Associate Professor of Oncology at the Johns Hopkins University School of Medicine.

Dr. Rowinsky is a member of the board of directors of ADVENTRX Pharmaceuticals, Inc., a life sciences company. During the past five years, Dr. Rowinsky has also served as a director of Tapestry Pharmaceuticals, Inc., a life sciences company.

Dr. Rowinsky has extensive research and drug development experience, oncology expertise and broad scientific and medical knowledge.

Stephen A. Sherwin, M.D. (Director since March 2010)	Dr. Sherwin, 61, has been Chairman of Ceregene, Inc., a life sciences company that he co-founded, since 2001. From 1990 to October 2009, he served as the Chief Executive Officer of Cell Genesys, Inc., a life sciences company, and was the company’s Chairman from 1994 to October 2009. Prior to that, Dr. Sherwin held various positions at Genentech, Inc., a life sciences company, most recently as Vice President, Clinical Research.

Dr. Sherwin is a member of the board of directors of BioSante Pharmaceuticals, Inc., a pharmaceutical company, Neurocrine Biosciences, Inc., a life sciences company, and Rigel Pharmaceuticals, Inc., a life sciences company. He is also Chairman of the Biotechnology Industry Organization.

Dr. Sherwin has extensive knowledge of the life sciences industry and brings more than 25 years of experience in senior leadership positions at large and small publicly traded life sciences companies to our Board of Directors.

Class 2 Directors

Caroline D. Dorsa (Director since January 2010)	Ms. Dorsa, 51, has been Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a diversified energy company, since April 2009 and served on the company’s board of directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya, Inc., a telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Treasurer, Executive Director of U.S. Customer Marketing and Executive Director of U.S. Pricing and Strategic Planning.
Ms. Dorsa has financial and accounting expertise and a deep knowledge of the pharmaceutical industry. Her strategic perspective on the industry is particularly valuable to our Board of Directors as it oversees our growth initiatives and reviews both internal development projects and external opportunities.

Stelios Papadopoulos, Ph.D. (Director since July 2008)	Dr. Papadopoulos, 61, is Chairman of Exelixis, Inc., a drug discovery and development company that he co-founded in 1994. Previously, he was an investment banker with Cowen & Co., LLC, focusing on the biotechnology and pharmaceutical sectors, from 2000 until his retirement as Vice Chairman in August 2006. Prior to joining Cowen & Co., Dr. Papadopoulos spent 13 years as an investment banker at PaineWebber, Inc. where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology.

Dr. Papadopoulos is a member of the boards of directors of Anadys Pharmaceuticals, Inc., a drug discovery and development company he co-founded, and BG Medicine, Inc., a life sciences company. During the past five years, Dr. Papadopoulos has also served as a director of GenVec, Inc. and SGX Pharmaceuticals, Inc., both life sciences companies.

Having founded multiple life sciences companies and worked as an investment banker focused on the life sciences industry, Dr. Papadopoulos brings a first-hand understanding to our Board of Directors of the demands of establishing, growing and running life sciences businesses.

Lynn Schenk (Director since 1995)	Ms. Schenk, 65, is an attorney and consultant in private practice with extensive public policy and business experience. From 1999 to 2003, she served as Chief of Staff to the Governor of California, during which time she led the effort to create the institutes for science and innovation at the University of California. From 1993 to 1995, Ms. Schenk was a Member of the United States House of Representatives, representing San Diego, California and served on the House Energy & Commerce Committee with a special emphasis on biotechnology. From 1980 to 1983, she was the California Secretary of Business, Transportation and Housing.

Ms. Schenk is a member of the board of directors of Sempra Energy, an energy services and development company.

Ms. Schenk’s strong public policy and legal experience provides vital insights to our Board of Directors about significant issues affecting the highly regulated life sciences industry, and she has extensive knowledge of Biogen Idec derived from her 15 year tenure as a director.

Class 3 Directors

Alexander J. Denner, Ph.D. (Director since June 2009)	Dr. Denner, 40, has been serving as Managing Director of private investment funds affiliated with Carl C. Icahn since August 2006. From 2005 to May 2006, he served as a portfolio manager specializing in healthcare investments for Viking Global Investors, a private investment fund. Prior to that, Dr. Denner served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds.
Dr. Denner is a member of the boards of directors of Amylin Pharmaceuticals, Inc. and Enzon Pharmaceuticals, Inc., both life sciences companies. During the past five years, Dr. Denner has also served as a director of ADVENTRX Pharmaceuticals, Inc. and ImClone Systems Incorporated.
Dr. Denner has experience overseeing the operations and research and development of biopharmaceutical companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad life-sciences industry knowledge.

Richard C. Mulligan, Ph.D. (Director since June 2009)	Dr. Mulligan, 55, has been the Mallinckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative since 1996. Prior to that, he was Professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research, and Chief Scientific Officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was named a MacArthur Foundation Fellow in 1981.
Dr. Mulligan is a member of the boards of directors of Enzon Pharmaceuticals, Inc. and Cellectis SA, both life sciences companies. During the past five years, Dr. Mulligan has also served as a director of ImClone Systems Incorporated.
Dr. Mulligan has scientific expertise in the areas of molecular biology, genetics, gene therapy and biotechnology, as well as extensive experience within the life sciences industry, including overseeing the operations and research and development of biopharmaceutical companies.

Robert W. Pangia (Director since 1997)	Mr. Pangia, 58, has been a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, since 2003. From October 2007 to October 2009, he served as the Chief Executive Officer of Highlands Acquisition Corp., a special purpose acquisition company. From 1996 to 2003, Mr. Pangia was self-employed as an investment banker. From 1987 to 1996, he held various senior management positions at PaineWebber, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of PaineWebber Properties, Inc., and member of several of PaineWebber’s executive and operating committees.
Mr. Pangia is a member of the board of directors of McAfee, Inc., a security technology company. During the past five years, Mr. Pangia has also served as a director of Icos Corporation, a life sciences company.
Mr. Pangia has a breadth of expertise within the healthcare industry and finance and extensive knowledge of Biogen Idec derived from his 13 year tenure as a director.

William D. Young (Director since 1997)	Mr. Young, 65, has been a venture partner in Clarus Ventures, LLC, a life sciences venture capital firm, since March 2010 and has served as the Executive Chairman of NanoString Technologies, Inc., a provider of molecular diagnostics and a portfolio company of Clarus Ventures, since February 2010. He has also served as our independent Chairman since January 2010. From 1999 to August 2009, Mr. Young served as the Chief Executive Officer of Monogram Biosciences, Inc., a provider of molecular diagnostics, and as its Chairman from 1998 to August 2009. From 1980 to 1999, he held several positions at Genentech, Inc. and served as its Chief Operating Officer from 1997 to 1999. Prior to joining Genentech, Mr. Young was with Eli Lilly & Co., a pharmaceutical company, for 14 years. He was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology.
Mr. Young is a member of the board of directors of Theravance, Inc., a life sciences company. During the past five years, Mr. Young has also served as a director of Human Genome Sciences, Inc., a life sciences company.
Mr. Young has extensive operational experience, leadership skills and knowledge of the life sciences industry and a broad understanding of Biogen Idec through his service as a director over the past 13 years.

Director Independence

Board of Directors.  All of our directors and nominees for director, other than Mr. Mullen, our Chief Executive Officer and President, satisfy the independence requirements of The NASDAQ Stock Market, Inc. (NASDAQ). Our independent directors during 2009 also included our former directors Lawrence C. Best, Marijn E. Dekkers, Alan B. Glassberg and Phillip A. Sharp. In determining independence, our Board of Directors considered the following transactions and relationships:

•	Dr. Dekkers was the Chief Executive Officer of Thermo Fisher Scientific Inc., which is one of our suppliers. The volume of business between Biogen Idec and Thermo Fisher Scientific amounts to less than 1% of the revenues of each company.

•	Ms. Schenk is a director of Sempra Energy, which is a publicly regulated utility that supplies electricity to our facility in San Diego, California. The volume of business between Biogen Idec and Sempra Energy amounts to less than 1% of the revenues of each company.

•	Dr. Sharp founded and serves as a director of Alnylam Pharmaceuticals, Inc., which in 2006 entered into a collaboration agreement with us related to the discovery and development of RNAi therapeutics for the potential treatment of progressive multifocal leukoencephalopathy. Dr. Sharp is not an executive officer or significant stockholder of Alnylam Pharmaceuticals, he did not participate in our Board of Directors’ discussion and vote on the agreement and he was not involved in the transaction on Alnylam Pharmaceuticals’ behalf.

Committees.  The committees of our Board of Directors consist solely of independent directors, as defined by NASDAQ. The members of the Finance and Audit Committee also meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to members of the Finance and Audit Committee. In addition, all of the members of the Compensation and Management Development Committee are non-employee directors within the meaning of the rules of Section 16 of the Securities Exchange Act of 1934, as amended (Securities Exchange Act), and outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Leadership Structure.  We currently separate the roles of Chairman of the Board of Directors and Chief Executive Officer. Our Chairman, an independent director, presides at meetings of our Board of Directors, executive sessions of our non-employee directors and our annual meeting of stockholders. In addition, our Chairman sets the agenda for our Board meetings in collaboration with our Chief Executive Officer, recommends Board committee appointments and responsibilities in conjunction with the Corporate Governance Committee, and leads the evaluation process of our Chief Executive Officer. We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board of Directors, enhances our Board of Directors’ role of representing stockholders’ interests, and improves our Board of Directors’ ability to supervise and evaluate our Chief Executive Officer and other executive officers.

Nominating Processes

The Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors, including the review of candidates recommended by stockholders. The Corporate Governance Committee has retained a search firm to help identify and recruit potential candidates. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and supporting information to the Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered on the same basis as candidates from other sources. For all potential candidates, the Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed below in the subsection titled “Director Qualification Standards and Diversity.” Director nominations are recommended by the Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders. In order to nominate a director candidate for election at our 2011 annual meeting of stockholders, a stockholder must give timely notice in writing to our Secretary at our principal executive offices and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received a stockholder’s notice not less than 90 days and not more than 120 days in advance of the anniversary of the date our proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, we must receive a stockholder’s notice not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to such annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made. Information required by the Bylaws to be in the notice includes, among other things, the name, contact information and security ownership information for the candidate and the person making the nomination, any voting commitment by the candidate, whether the person making the nomination is part of a group that intends to deliver a proxy statement or solicit proxies, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act and the related rules and regulations under that Section. The Corporate Governance Committee may also require any proposed nominee to furnish such other information as may be reasonably required to determine the eligibility of such proposed nominee to serve as our director.

In January 2010, we received notice from entities affiliated with Carl C. Icahn, namely, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP and High River Limited Partnership, of their intention to nominate Thomas F. Deuel, Dr. Rowinsky and Richard A. Young for election to our Board of Directors at the Annual Meeting. These entities also indicated their intention to submit at the Annual Meeting a proposal to amend our Bylaws in order to fix the number of directors at 12 and eliminate the power of our Board of Directors to fix the number of directors. In March 2010, we entered into an agreement with Mr. Icahn and entities affiliated with Mr. Icahn pursuant to which, among other things, (1) they agreed to withdraw their notice of nomination of directors and business for the Annual Meeting and vote their shares of our common stock at the Annual Meeting in favor of our director nominees and (2) we agreed to appoint Dr. Rowinsky and Dr. Sherwin to our Board of Directors and include them in our slate of director nominees at the Annual Meeting. Dr. Sherwin was identified as a director candidate by a search firm that the Corporate Governance Committee has retained to help identify and recruit potential candidates.

Majority Voting

Under our Bylaws, directors are elected by a majority of votes cast in uncontested elections, and by a plurality of votes cast in contested elections. In addition, following their appointment or election by stockholders to our Board of Directors, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board of Directors. If an incumbent director fails to receive the number of votes required for reelection, our Board of Directors (excluding the director in question) will, within 90 days after certification of the election results, decide whether to accept the director’s resignation taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Our Board of Directors will promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the SEC.

Director Qualification Standards and Diversity

Our directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment. In accordance with our Corporate Governance Principles, we endeavor to have a Board of Directors representing diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international marketplace. In selecting nominees to the Board of Directors, the Corporate Governance Committee considers a variety of characteristics and qualifications in potential nominees, including, among other things, their experience, employment and background as well as their ability to enhance the perspective and experience of the Board of Directors as a whole.

Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board of Directors for an extended period of time. We ask directors who also serve in full-time positions with another company not to serve on more than two boards of public companies in addition to our Board of Directors (excluding their own company) and other directors not to serve on more than six boards of public companies in addition to ours.

Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Regular evaluations are an important determinant for continued tenure. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities or any circumstances that may adversely affect their ability to carry out their duties and responsibilities effectively. Our directors are also expected, but not required, to offer their resignation to the Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.

Committees and Meetings

Our Board of Directors has four standing committees, which are described in the table below. The chair of each committee periodically reports to our Board of Directors about such committee’s deliberations and decisions. Each committee’s charter is posted on our website, www.biogenidec.com, under the “Board of Directors — Corporate Governance” subsection of the “About Us” section of the site. Also posted there are the Finance and Audit Committee Practices, which describe the key practices used by the Finance and Audit Committee in undertaking its functions and responsibilities, and our Corporate Governance Principles, which, together with our committee charters, provide the framework for our governance.

			Meetings
Committee	Function	Members	in 2009

Compensation and Management Development	Assists our Board of Directors with its overall responsibility relating to compensation and management development, including recommending the compensation of our Chief Executive Officer to our Board of Directors for approval, approval of compensation for our other executive officers, administration of our equity-based compensation plans and oversight of our talent management strategy and executive development programs (including senior level succession plans), and, together with the Corporate Governance Committee, recommending the compensation of our independent directors and Chairman. The Compensation and Management Development Committee Report is set forth in the section titled “Executive Compensation and Related Information.”	William D. Young* Stelios Papadopoulos Eric K. Rowinsky Lynn Schenk	6
Corporate Governance	Assists our Board of Directors in assuring sound corporate governance practices, identifying qualified individuals to consider for service on our Board of Directors, recommending qualified nominees to our Board of Directors and its committees, and, together with the Compensation and Management Development Committee, recommending the compensation of our independent directors and Chairman.	Bruce R. Ross* Brian S. Posner Lynn Schenk Stephen A. Sherwin	8
Finance and Audit	Assists our Board of Directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the performance of our internal audit function and our accounting and financial reporting processes. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The Finance and Audit Committee Report is set forth below.	Nancy L. Leaming*† Alexander J. Denner Caroline D. Dorsa† Robert W. Pangia Brian S. Posner	9
Transaction	Assists our Board of Directors by providing oversight of our corporate development, business development and new ventures transaction activities and making recommendations to our Board of Directors regarding transactions requiring action by our Board of Directors. The Transaction Committee may authorize transactions up to $100 million.	Robert W. Pangia* Richard C. Mulligan Stelios Papadopoulos William D. Young	6

*	Committee chair.

†	Audit committee financial expert.

Our Board of Directors met 15 times in 2009. No current director who served on our Board of Directors during 2009 attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2009. Our independent directors are required to meet without management present twice each year. Independent directors may also meet without management present at such other times as determined by our Chairman, or if requested by at least two other directors. In 2009, our independent directors met without management present 9 times. In addition, we expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors at the time of our 2009 annual meeting of stockholders attended such annual meeting.

Compensation Committee Interlocks and Insider Participation

During 2009, our current directors Messrs. Papadopoulos and Young and Ms. Schenk and our former directors Drs. Dekkers and Glassberg served on the Compensation and Management Development Committee and were independent directors during such service.

Risk Oversight

Our Board of Directors provides oversight of material risks facing the Company. Our Board of Directors regularly receives information about our material strategic, operational, financial and compliance risks and management’s response to and mitigation of such risks. In addition, our risk management systems, including our internal and external auditing procedures, internal controls over financial reporting and corporate compliance programs, are designed in part to inform management and our Board of Directors about our material risks. As part of its risk oversight function, our Board of Directors also reviews our strategies for generating long-term value for our stockholders to ensure that such strategies will not motivate management to take excessive risks.

The committees of our Board of Directors help to oversee our material risks within their particular area of concern. Each committee meets regularly with management to ensure that management has properly identified relevant risks and is adequately monitoring, and where necessary taking appropriate action to mitigate, such risks. For example, the Finance and Audit Committee oversees our financial, accounting and regulatory risk management programs and policies. The Finance and Audit Committee meets regularly with our Chief Financial Officer, Chief Audit Executive and representatives of our independent registered public accounting firm to assess the integrity of our financial reporting processes, internal controls and actions taken to monitor and control risks related to such matters. The Finance and Audit Committee also reviews our policies and internal procedures designed to promote compliance with laws and regulations, and meets regularly with our Chief Compliance Officer and General Counsel to assess the status of compliance activities and investigations. In addition, the Compensation and Management Development Committee oversees risks related to our compensation plans and arrangements, the Corporate Governance Committee oversees risks associated with director independence, conflicts of interest and other corporate governance matters, and the Transaction Committee oversees risks associated with potential transactions.

Compensation Risk Assessment

Our “Compensation Discussion and Analysis” (CD&A) describes our compensation policies, programs and practices for our executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in our CD&A apply to all employees. Our long-term incentive program provides different forms of awards depending upon an employee’s level, but is otherwise consistent throughout the Company. We offer a limited number of cash incentive plans, with employees eligible for either our annual cash incentive plan or a sales incentive compensation plan; no employee is eligible to participate in more than one cash incentive plan at any time. Our annual cash incentive plan is consistent for all participants globally, with the same Company performance goals, payout curves and administrative provisions regardless of the participant’s job level, location or function in the Company. In our CD&A, we describe the risk-mitigation controls for our compensation programs, including the role of our Compensation and Management Development Committee to review and approve the design, goals and payouts under our annual cash incentive plan and long-term incentive program as well as approving each executive officer’s compensation. In addition to this, we have reviewed the processes, controls and design of our sales incentive compensation plans. Based on our assessment, we believe that our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Finance and Audit Committee Report

The Finance and Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of Biogen Idec’s financial reporting, internal control and audit functions. The Finance and Audit Committee has the sole authority and responsibility to select, evaluate, compensate and replace our independent registered public accounting firm. The roles and responsibilities of the Finance and Audit Committee are set forth in the written charter adopted by the Board of Directors, which is posted on our website, www.biogenidec.com, under the “Board of Directors — Corporate Governance” subsection of the “About Us” section of the site. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Finance and Audit Committee reviewed and discussed with management the audited consolidated financial statements contained in Biogen Idec’s 2009 Annual Report on Form 10-K. The Finance and Audit Committee discussed with PricewaterhouseCoopers LLP, Biogen Idec’s independent registered public accounting firm, the overall scope and plans for its audit. The Finance and Audit Committee met with PricewaterhouseCoopers, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen Idec’s internal controls, the overall quality of Biogen Idec’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosure, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen Idec’s accounting, internal controls and financial reporting. The Finance and Audit Committee also discussed with representatives of Biogen Idec’s corporate internal audit staff their purpose and authority and their audit plan.

The Finance and Audit Committee also reviewed and discussed with PricewaterhouseCoopers the matters required to be discussed with the Finance and Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Finance and Audit Committee discussed with PricewaterhouseCoopers the independence of PricewaterhouseCoopers from management and Biogen Idec, including the written disclosures and letter concerning independence received from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board. The Finance and Audit Committee has determined that the provision of non-audit services to Biogen Idec by PricewaterhouseCoopers is compatible with its independence.

During 2009, the Finance and Audit Committee provided oversight and advice to management in connection with Biogen Idec’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Finance and Audit Committee reviewed a report by management on the effectiveness of Biogen Idec’s internal control over financial reporting. The Finance and Audit Committee also reviewed PricewaterhouseCoopers’ Report of Independent Registered Public Accounting Firm included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Biogen Idec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

The Finance and Audit Committee of the Board of Directors:

Nancy L. Leaming (Chair)

Alexander J. Denner

Caroline D. Dorsa

Robert W. Pangia

Brian S. Posner

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. PricewaterhouseCoopers served as our independent registered public accounting firm in connection with the audit for the fiscal year ended December 31, 2009. Although stockholder approval of the Finance and Audit Committee’s selection of PricewaterhouseCoopers is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, the Finance and Audit Committee will reconsider its selection. Even if the selection is ratified, the Finance and Audit Committee always has the ability to change the engagement of PricewaterhouseCoopers if it determines such a change is in Biogen Idec’s best interest. Representatives of PricewaterhouseCoopers will attend the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PricewaterhouseCoopers for the audit of our annual consolidated financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed to us by PricewaterhouseCoopers for other services provided during 2009 and 2008:

Fees	2009	2008

Audit fees	$3,116,797	$3,584,320
Audit-related fees	131,766	71,901
Tax fees*	1,995,053	2,348,734
All other fees	78,106	110,630

Total	$5,321,722	$6,115,585

*	Includes tax compliance fees of $1,416,418 in 2009 and $1,453,207 in 2008.

Audit fees are fees for the audit of our 2009 and 2008 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our Registration Statements on Form S-3 and Form S-8, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements, including audits of employee benefit plan information.

Tax fees are fees for tax compliance and planning services.

All other fees are fees that principally relate to audit procedures performed in connection with one of our collaboration agreements and educational resources.

Policy on Pre-Approval of Audit and Non-Audit Services

The Finance and Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Finance and Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Finance and Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or NASDAQ requirements. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Finance and Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Finance and Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Finance and Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent registered public accounting firm. Any proposed services exceeding pre-set levels or amounts will require separate pre-approval by the Finance and Audit Committee, although the Chief Accounting Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Finance and Audit Committee has pre-approved. In addition, any pre-approved services for which no pre-approved cost level has been set or which would exceed the pre-approved cost by an amount that would cause the aggregate $50,000 amount to be exceeded must be separately pre-approved by the Finance and Audit Committee.

The Finance and Audit Committee has delegated pre-approval authority for non-audit services to the chair of the Finance and Audit Committee within the guidelines discussed above. The chair of the Finance and Audit Committee is required to inform the Finance and Audit Committee of each decision to permit our independent registered public accounting firm to perform non-audit services at the next regularly scheduled Finance and Audit Committee meeting.

All of the services provided by PricewaterhouseCoopers during 2009 were pre-approved in accordance with this policy.

THE FINANCE AND AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO OUR
2006 NON-EMPLOYEE DIRECTORS EQUITY PLAN

Our 2006 Non-Employee Directors Equity Plan (Directors Plan) was originally approved by stockholders on May 25, 2006 and has been amended on several occasions. On April 14, 2010, our Board of Directors approved an amendment to the Directors Plan, subject to stockholder approval, to increase the maximum number of shares of our common stock authorized for issuance by an additional 750,000 shares, from 850,000 to 1,600,000 shares. The amendment is intended to replenish the pool of shares available for grant under the Directors Plan, which has been significantly depleted in part due to the election of eight new directors to our Board of Directors since January 2008. Our Board of Directors believes that the Directors Plan is critical to our efforts to attract and retain key talent on our Board of Directors and to encourage ownership of shares of our common stock by our non-employee directors. Furthermore, the Directors Plan will be the sole vehicle from which stock awards to non-employee directors, including our independent Chairman, will be made.

The amendment to the Directors Plan is being submitted for approval by our stockholders in accordance with NASDAQ requirements and will not become effective unless and until it is so approved.

As of April 19, 2010, 189,249 shares were available for grant under the Directors Plan, 12 non-employee directors were eligible to participate in the Directors Plan, and the closing price of our common stock was $54.79.

The principal features of the Directors Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the Directors Plan as proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Administration and Awards

The Directors Plan will be administered by the Compensation and Management Development Committee of our Board of Directors (Committee). The Directors Plan provides the Committee with the authority to make awards to non-employee directors upon their initial election to our Board of Directors and on an annual basis in the form of stock options, stock appreciation rights, restricted stock, restricted stock units or other equity based awards, as determined by the Committee and subject to limitations set forth in the Directors Plan on the maximum number of shares which may be subject to such grants. The Committee may also permit the non-employee directors to elect to receive annual retainers and meeting fees in the form of awards under the Directors Plan.

Upon initial election to our Board of Directors, non-employee directors shall receive an initial award, the amount and type of which shall be determined by the Committee, provided that an initial award cannot exceed 35,000 shares of our common stock (or 50,000 shares for the independent Chairman). Initial grants vest ratably in equal annual installments over three years from the date of grant. In addition, non-employee directors shall receive annual grants effective with the date of each annual meeting of stockholders (or a pro rata grant upon election to our Board of Directors other than at an annual meeting of stockholders), the amount and type of which shall be determined by the Committee, provided that an annual grant cannot exceed 17,500 shares of our common stock (or 30,000 shares for the independent Chairman). Annual grants will vest on the one-year anniversary of the date of grant or over such longer period and in such increments as the Committee may otherwise determine. The maximum size of each award is calculated in accordance with the share counting formula described below in the subsection titled “Limitation on Shares.”

Awards will be subject to accelerated vesting upon termination of Board service by reason of death, disability, retirement and change of control (as such terms are defined in the Directors Plan). In addition, director awards will become fully vested upon an involuntary termination of Board service within two years following certain mergers or other corporate transactions, as defined in the Directors Plan. Other terms and conditions of each award will be set forth in award agreements. Repricing of outstanding stock options or stock appreciation rights is not permitted without prior stockholder approval.

Eligibility

All non-employee directors of Biogen Idec who are independent under applicable NASDAQ rules are eligible to receive grants under the Directors Plan.

Limitation on Shares

If stockholders approve the amendment to the Directors Plan, the aggregate number of shares of our common stock which may be granted under the Directors Plan will be 1,600,000 shares. The grant of any award, other than a stock option or a stock appreciation right, shall reduce the number of shares of common stock available for issuance under the Directors Plan by one and one-half (1.5) shares of common stock for each such share subject to the award. The grant of a stock option or a stock appreciation right shall reduce the number of available shares by one (1) share for each share subject to the stock option or stock appreciation right (even if fewer shares are issued upon exercise of the stock appreciation right). Shares subject to an award that remain unissued upon the cancellation, surrender, exchange or termination of the award generally may again become available for grant under the Directors Plan in an amount calculated in accordance with the share counting formula described above.

No award may be granted under the Directors Plan after the tenth anniversary of the effective date of the Directors Plan, which is May 25, 2016.

Stock Options

The Committee may grant non-qualified stock options under the Directors Plan. The exercise price for stock options will be no less than the fair market value of our common stock on the date the stock option is granted. The option term can be no more than ten years. The exercise period for vested options generally terminates three years following termination of Board service due to retirement, one year following death or permanent disability, one year following death that occurs within six months following termination from the Board, immediately upon a termination for cause and six months following all other terminations. In no event, however, may an option be exercised after its expiration date. Payment of the exercise price may be made in any manner permitted by the Committee, including cash, stock of Biogen Idec or broker-assisted cashless exercises. Any option with an exercise price less than the fair market value of our common stock on the last day on which the option is exercisable will be deemed to have been exercised on a net share settlement basis at the close of business on that day.

Stock Appreciation Rights

Stock appreciation rights may be awarded under the Directors Plan. The grant price of a stock appreciation right will be no less than the fair market value of our common stock on the date of its grant. The term of a stock appreciation right may not exceed ten years. The exercise period for vested stock appreciation rights generally terminates three years following termination of Board service due to retirement, one year following death or permanent disability, one year following death that occurs within six months following termination from the Board, immediately upon a termination for cause and six months following all other terminations. In no event, however, may a stock appreciation right be exercised after its expiration date. Upon exercise of a stock appreciation right, the non-employee director shall be entitled to receive payment from us in an amount determined by multiplying the excess of the fair market value of a share of our common stock on the date of exercise over the grant price of the stock appreciation right by the number of shares with respect to which the stock appreciation right is exercised. The payment may be made in cash or stock of Biogen Idec, at the discretion of the Committee. The Committee may also grant a stock appreciation right in tandem with a stock option or substitute stock appreciation rights for outstanding stock options, subject to such terms and conditions as the Committee may establish.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be awarded or sold under such terms and conditions as shall be established by the Committee including, without limitation, a requirement that the holder forfeit such shares or units in the event of termination of Board service, other than due to retirement, death or permanent disability, during the period of restriction. Settlement of vested restricted stock units may be made in the form of cash, stock of Biogen Idec or any combination of both, as determined by the Committee.

Dividend Equivalent Rights

The Committee may grant in connection with an award the right to receive dividend equivalent payments upon the payment of a dividend with respect to our common stock. Such dividend equivalent payments may be made subject to restrictions or forfeiture conditions, as determined by the Committee, and will be held in escrow until all restrictions or conditions to the vesting of the common stock underlying the associated award have lapsed.

Transferability

The Directors Plan provides that an award may not be transferred except in the event of a non-employee director’s death, pursuant to a qualified domestic relations order, or as otherwise determined by the Committee.

Amendment and Termination

The Board of Directors may amend or modify the Directors Plan at any time, subject to any stockholder approval required by NASDAQ rules and other applicable laws or regulations.

New Plan Benefits

The number of options or other awards to be granted to our non-employee directors under the Directors Plan cannot be determined. Such awards will be granted in the discretion of the Committee in accordance with the provisions of the Directors Plan.

Other Information

If approved by stockholders, the amendment to the Directors Plan will be effective at the conclusion of the Annual Meeting. Any awards granted before the Directors Plan expires may extend beyond the expiration date of the Directors Plan.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain U.S. federal income tax consequences with respect to awards that may be granted pursuant to the Directors Plan. The following discussion is a brief summary only and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Directors Plan.

Stock Options.  Stock options granted under the Directors Plan will be non-statutory options not eligible for incentive stock option treatment under the Internal Revenue Code. A director will not be taxed at the time a stock option is granted. In general, a director exercising a stock option will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the option price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute a capital gain or loss, which will be long-term or short-term depending on whether the purchased shares have been held for more than one year from the exercise date. We will not recognize income, gain or loss upon the granting of a stock option. Upon the exercise of such an option, we are generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the director.

Stock Appreciation Rights.  A director will not be taxed at the time a stock appreciation right is granted. Upon exercise of a stock appreciation right, the director will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received on the exercise date. We generally will be entitled to a deduction in the same amount and at the same time as the director recognizes ordinary income.

Restricted Stock.  In general, a director who has received restricted stock, and who has not made an election under Section 83(b) of the Internal Revenue Code to be taxed upon receipt, will include in gross income as compensation income an amount equal to the fair market value of the restricted stock at the earlier of the first time the rights of the director are transferable or the restrictions lapse. We are generally entitled to a deduction at the time that the director is required to recognize ordinary income.

Restricted Stock Units.  A director who is awarded restricted stock units will not recognize income and we will not be allowed a deduction at the time the award is made. When a director receives payment for restricted stock units in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the director and we will generally be allowed a deduction for federal income tax purposes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR 2006 NON-EMPLOYEE DIRECTORS EQUITY PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 850,000 SHARES TO 1,600,000 SHARES.

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers (listed in the Summary Compensation Table);

•	each of our current directors and nominees for Class 1 director; and

•	all of our current directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 19, 2010 (Ownership Date).

		Shares Subject to
	Shares	Exercisable	Percentage of
	Beneficially	Options and Restricted	Outstanding
Name	Owned	Stock Units(1)	Shares(2)

PRIMECAP Management Company(3)	24,925,979		9.3%
225 South Lake Avenue, Suite 400 Pasadena, CA 91101
BlackRock, Inc.(4)	23,130,164		8.7%
40 East 52nd Street New York, NY 10022
ClearBridge Advisors, LLC(5)	20,251,832		7.6%
620 8th Avenue New York, NY 10018
FMR LLC(6)	17,241,510		6.5%
82 Devonshire Street Boston, MA 02109
Goldman Sachs Asset Management, L.P.(7)	16,116,630		6.0%
32 Old Slip New York, NY 10005
Carl C. Icahn(8)	16,075,256		6.0%
c/o Icahn Associates Corp. 767 Fifth Avenue, Suite 4700 New York, NY 10153
Susan H. Alexander	20,993	108,260	*
Paul J. Clancy	20,730	135,647	*
Alexander J. Denner(9)		19,887	*
Caroline D. Dorsa
Robert A. Hamm	5,974	82,945	*
Hans Peter Hasler(10)
Nancy L. Leaming	1,740	39,454	*
James C. Mullen(11)	120,773	1,287,506	*
Richard C. Mulligan		19,887	*
Robert W. Pangia	6,100	95,495	*
Stelios Papadopoulos	2,050	25,587	*
Brian S. Posner	1,750	24,787	*
Bruce R. Ross	7,410	99,115	*
Eric K. Rowinsky
Lynn Schenk(12)	7,600	60,495	*
Craig Eric Schneier(13)	3,892	131,610	*
Stephen A. Sherwin
William D. Young	5,600	95,495	*
Executive officers and directors as a group (19 persons)(14)	218,955	2,270,639	0.9%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	Includes options that will become exercisable, and restricted stock units that will vest, within 60 days of the Ownership Date.

(2)	The calculation of percentages is based upon 266,999,801 shares outstanding on the Ownership Date, plus shares subject to options held by the respective person that are currently exercisable or will become exercisable within 60 days of the Ownership Date and restricted stock units held by the respective person that will vest within 60 days of the Ownership Date.

(3)	Based solely on information as of December 31, 2009 contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 11, 2010, which also indicates that it has sole voting power over 5,974,314 shares.

(4)	Based solely on information as of December 31, 2009 contained in a Schedule 13G filed with the SEC by BlackRock, Inc. on January 29, 2010.

(5)	Based solely on information as of December 31, 2009 contained in a Schedule 13G/A filed with the SEC by ClearBridge Advisors, LLC on February 12, 2010, which also indicates that it has sole voting power over 16,048,227 shares.

(6)	Based solely on information as of December 31, 2009 contained in a Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson III and Fidelity Management & Research Company on February 16, 2010, which also indicates that FMR LLC and Edward C. Johnson III each have sole dispositive power over 17,241,510 shares and FMR LLC has sole voting power over 1,929,871 shares.

(7)	Based solely on information as of December 31, 2009 contained in a Schedule 13G filed with the SEC by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC on February 12, 2010, which also indicates that they have shared dispositive power over 16,116,630 shares and shared voting power over 14,145,044 shares.

(8)	Based solely on information as of January 27, 2010 contained in a Schedule 13D/A filed with the SEC on January 28, 2010 by Carl C. Icahn and entities affiliated with Mr. Icahn, which also indicates that such shares include 3,215,051 shares held by High River Limited Partnership, 4,532,847 shares held by Icahn Partners LP, 5,888,807 shares held by Icahn Partners Master Fund LP, 1,761,077 shares held by Icahn Partners Master Fund II LP and 677,474 shares held by Icahn Partners Master Fund III LP, and that Mr. Icahn has shared dispositive power and shared voting power over 16,075,256 shares.

(9)	Dr. Denner is Managing Director of entities affiliated with Carl C. Icahn and may be deemed to have beneficial ownership of some or all of the 16,075,256 shares of common stock held by Mr. Icahn and entities affiliated with Mr. Icahn. Dr. Denner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Mr. Hasler, a named executive officer for 2009, resigned as Chief Operating Officer effective March 30, 2009.

(11)	Includes 75,000 shares held in trusts of which Mr. Mullen is the trustee.

(12)	Includes 5,550 shares held in a trust of which Ms. Schenk is the trustee.

(13)	Includes 460 shares held by spouse.

(14)	Includes 81,010 shares held indirectly (by spouse or through trust, partnership or otherwise).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater-than-ten-percent stockholders to file initial reports of ownership and changes of ownership. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that during 2009 all such parties complied with all applicable filing requirements.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation and Management Development Committee (which is referred to in this section of the Proxy Statement as the “Committee” or as the “Compensation Committee”) oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by our Board of Directors, which can be found at our website, www.biogenidec.com, under the “Board of Directors — Corporate Governance” subsection of the “About Us” section of the site.

Changes to our Compensation Programs for 2010

Beginning in 2010, we changed our long-term incentive (LTI) program so that all LTI awards granted to our executive officers and other executives will be performance based. Our 2010 LTI program consists of cash-settled performance shares and market stock units, replacing our 2009 LTI award mix of time-vested restricted stock units, performance-vested restricted stock units and time-vested stock options.

Cash-settled performance shares have a one-year performance period which will reinforce the importance of achieving and exceeding our revenue and earnings goals. These awards also support the Company’s employee retention objectives through a three-year vesting period. Because these awards will be settled in cash at vesting based on the then-current 60-calendar day trailing average share price, these awards are also aligned to share price performance. Since no shares are issued, these awards will not dilute shareholders’ equity. Market stock units are restricted stock units with the number of units earned based on stock price performance (measured as a 60-calendar day trailing average) between the date of grant and each of the four annual vesting dates. This ties executive compensation over the four-year vesting period even more directly to our share price performance.

Consistent with our compensation philosophy, we monitor external pay data and adjust our compensation opportunities to reflect our targeted competitive positioning. The average base salary increases effective in 2010 for all of our executive officers averaged less than 5%. Our target annual cash incentive opportunity percentages for 2010 are comparable to the median of our peer group, and are unchanged from the levels we set in 2009. Based on market benchmark data, we increased our 2010 LTI grant guideline values for our Executive Vice Presidents; despite this increase, these guideline values are below the median of the values granted by our market peers.

Independent Compensation Consultants

In addition to the assistance provided by Biogen Idec’s internal Compensation and Benefits group, the Committee currently engages Frederic W. Cook & Co., Inc (Cook) as an independent compensation consultant. Cook replaced Watson Wyatt Worldwide (Watson Wyatt) in this role in July 2009. Cook reports directly to the Committee to provide guidance on matters including trends in executive and non-employee director compensation, the development of specific executive compensation programs, the composition of the Company’s compensation peer group and other matters as directed by the Committee.

During 2009, the Company paid Cook $126,653 in consulting fees and paid Watson Wyatt $148,716 in consulting fees directly related to services performed for the Committee. During the same period, the Company paid a Watson Wyatt affiliate $17,945 for actuarial services with respect to our pension plan in Germany; this service was a continuation of a pre-existing business relationship between our German affiliate and a company that was acquired by Watson Wyatt. Cook does not provide any other services to Biogen Idec.

Executive Compensation Philosophy and Objectives

Our compensation program for the named executive officers (the individuals named in the Summary Compensation Table) is designed and implemented based on our pay-for-performance compensation philosophy. We place significant emphasis on performance-based pay and on highly differentiated awards based on individual performance and potential to contribute to the long-term success of the Company. We want and need the best people to be excited and motivated to work at Biogen Idec and we believe our compensation program is a key factor in attracting and retaining this talent.

Our compensation, benefits and other workplace programs (total compensation program) have been selected and designed to achieve the following objectives:

•	to offer a total compensation opportunity that is competitive with organizations with which we compete for talent;

•	to allow us to attract and retain superior talent that can effectively perform and succeed in our demanding business environment;

•	to support our meritocracy by ensuring that our top performers receive rewards that are substantially greater than those received by average performers at the same position level; and

•	to deliver pay in a cost and tax efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

We consider stockholders’ perspectives in the design of our total compensation program, our selection of compensation elements, and in compensation decision-making.

What is our compensation program designed to reward?

The compensation program rewards financial, strategic and operational performance that is achieved in a manner consistent with the Company’s policies and values. Our success in meeting our compensation objectives depends heavily on effective execution of our performance management system.

How do goal-setting and performance assessment influence our compensation decisions?

Our compensation program rewards each executive based on the Company’s achievement of Company-wide goals and the executive’s achievement of specific individual goals and objectives. Each year, our executives’ goals are set to directly support achievement of our Company goals and our Board-approved business plan. The individual and Company goals that we set and measure performance against each year, including 2009 and prior years, can be grouped into the following categories:

•	Financial — goals linked to Company revenue, earnings per share (EPS) and other measures of financial performance, such as expense management.

•	Strategic — goals related to furthering the Company’s long-term success, such as goals related to the Company’s product pipeline or business development.

•	Operational — measures of operational performance, such as our production capacity and capability, the quality and execution of our leadership development program and effective recruitment, development and retention of talented employees.

The goals we set are tied directly to the Company’s annual budget and support our long range plan. In preparing our long range plan and setting our annual goals, the Company also considers analysts’ projections for our Company’s performance; analysts’ projections for our peers’ performance; the broader economic and industry picture; our past variance to targeted performance; our peers’ past performance on key financial and operational metrics; and our Board of Directors’ expectations for the Company’s performance. Through these considerations, our goals support the interests of our stockholders by establishing challenging performance targets for the Company and our executives. We consistently follow a disciplined approach to goal selection, setting of targets and establishment of payout curves and evaluation of our performance results, and validate it with our internal controls. The Committee is responsible for the review and approval of our goals, targets, payout curves and performance results. To reduce the likelihood of inappropriate risk-taking, we also maintain policies for share ownership and recoupment of compensation; cap payments under our annual cash incentive plan and our performance-vested restricted stock units; and require multi-year vesting of LTI. A discussion of our compensation risk assessment is set forth above in the subsection titled “Proposal 1, Election of Directors — Compensation Risk Assessment.”

Our performance management system is rigorous and integrates goal-setting, self-assessment and manager-based assessment of performance and leadership competencies. Results, and how those results are attained, are critically important. We hold our executive officers accountable for how they achieve their results, including leadership effectiveness, impact across the organization and performance and impact relative to the Company’s other executive officers. Based on our performance assessments, we develop a relative ranking of our executive officers and then assign overall performance ratings that are used for compensation decision-making. We significantly differentiate compensation based on the executive officers’ relative rankings and overall performance ratings to ensure that the highest rewards are delivered to our highest performers. For example, all payments under our annual cash incentive plan are determined based on both Company and individual performance.

Compensation Program Elements and Pay Level Determination

What is each element of compensation and why is it paid?

The Committee determines the elements of our compensation program and approves the targeted levels of competitiveness relative to our compensation peer group. The compensation program elements apply to all levels of employees, including our non-executives, executives and executive officers. The role and purpose for each element of total compensation is as follows:

Element	Role and Purpose

Base Salary	• Attract employees and recognize their skills and contributions in the day-to-day management of our business.
Annual Cash Incentives	• Motivate the attainment of annual financial, strategic and operational goals that are aligned with and supportive of long-term value creation.
Long-term Incentives	• Align employees’ interests with those of our stockholders.
• Promote employee retention and stock ownership, and hold employees accountable for enhancing stockholder value.
• Deliver competitive compensation opportunities in a manner that balances cost and tax efficiency with perceived value by employees.
Benefits	• Non-Retirement Benefits: promote health, wellness and financial protection in the event of disability or death.
• Retirement Benefits: provide efficient ways for employees to save towards their retirement, and encourage savings through competitive matches to employees’ retirement savings.

None of our executive officers is eligible to participate in a defined benefit pension plan, even though many of our pharmaceutical industry peers provide these benefits. We prefer an LTI program with award values targeted above the median of our peer group rather than a defined benefit pension because it ties the value realized to our share price performance and makes the cost more predictable than the cost of a defined benefit pension.

Each year, the Committee reviews the current compensation program design for its alignment with and support of our pay-for-performance objectives, its overall efficiency and cost-effectiveness, and its design and overall value relative to our peers’ practices and general trends. The Committee also discusses program design recommendations and approves changes to ensure that each compensation element and the overall program design are aligned with their intended role and purpose.

While the general mix of the elements is considered in the design of our total compensation program, the Committee does not target a specific mix of value for our compensation elements in either the program design or pay decisions. To more closely tie their compensation to the Company’s overall performance, and to recognize their ability and obligation to affect that performance, our executive officers have more variability in their compensation than non-executives.

Our performance-driven approach creates a motivational aspect to our compensation programs, since base salary increases, annual incentive payments and long-term incentive awards are all performance-differentiated based on each executive officer’s overall performance rating and relative rank, and the value realized from LTI awards is based on our Company performance relative to financial goals and our share price performance.

What factors are considered in determining the amounts of compensation?

Individual and Company performance, external competitiveness, employee retention, internal equity (the relationship of pay among the executive officers in the context of the criticality of each position) and our annual salary increase budget and LTI award guidelines are the key factors considered by the Committee in determining the amounts of compensation for each executive officer. Our practices and processes are highly consistent from year to year, as described in this section.

Each year, the Chief Executive Officer (CEO) prepares and discusses with the Committee a detailed assessment of each executive officer’s performance during the prior year and recommends compensation actions for each executive officer, including new base salaries, annual cash incentive payments and LTI awards. To understand external competitiveness, the CEO and the Committee review a detailed report prepared by Biogen Idec’s Compensation and Benefits group and reviewed by the Committee’s consultant. The report compares the level of compensation of each executive officer other than the CEO relative to external data for comparable positions at our peers, by compensation element. The external data is drawn from compensation surveys and an analysis of our peers’ executive compensation disclosures.

Based on all of these factors, the CEO makes recommendations to the Committee for compensation actions for each executive officer. The Committee considers all of the information presented, discusses the CEO’s recommendations with the CEO and with its consultant and applies its judgment to determine the compensation for each executive officer.

Separately, in 2009 Watson Wyatt provided the Committee with a competitive analysis of CEO pay relative to our external data for comparable positions at our peers, a CEO compensation tally sheet and employment agreement analysis, and a CEO pay-for-performance analysis that compares annual cash incentive payments and potential LTI award value relative to revenue, EPS and total shareholder return (TSR) performance at our Company and at each of our peers. In consultation with its consultant, the Committee annually recommends a new base salary, an annual cash incentive payment and LTI awards for the CEO for approval by all independent (non-employee) directors. As the CEO is retiring in June 2010, this analysis was not conducted during 2010.

The actual compensation for each executive officer, including the CEO, may be above or below the targeted competitiveness for the position at any time depending on the factors listed in the first paragraph of this section.

What external market peer group is used for compensation comparisons, and how is it established?

Each year, the Committee’s consultant reviews our peer group for appropriateness, considering such factors as size (e.g., revenue and market capitalization), business comparability (e.g., research-based with multiple marketed products) and geographic scope of operations (e.g., global versus domestic-only presence). Our peer group includes biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors to hire and retain our executives. Based on the 2009 peer group review, the Committee removed Millennium Pharmaceuticals from the peer group as a result of being acquired in 2008. The following table presents the peer group approved in May 2009:

Biotechnology Peers	Pharmaceutical Peers

Amgen	Allergan
Celgene	Bristol-Myers Squibb
Cephalon	Eli Lilly & Co
Genentech	Forest Laboratories
Genzyme	Schering-Plough
Gilead Sciences	Sepracor
Wyeth

In addition to these 13 named peers, the Committee selected three companies — King Pharmaceuticals, Mylan and Watson Pharmaceutials — which will also be referenced when making compensation decisions beginning in 2010.

Our compensation decisions during 2009 were based on the peer group before the selection of King, Mylan and Watson. After our compensation decisions in early 2010, we expect that Genentech, Schering-Plough, Sepracor and

Wyeth will no longer be part of our peer group as a result of being acquired. If other peer group companies are acquired, they will remain in our peer group until the acquisition is complete.

For each of our peers, we analyze the Compensation Discussion and Analysis and other data filed during the prior year to identify those named executive officers whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position relative to that for our executive officers. Our competitive analysis includes the rewards program structure and design, as well as the value of the compensation.

We also use the Towers Perrin U.S. CDB Pharmaceutical Executive Compensation Database (Towers Perrin) and the SIRS Executive Compensation Survey (SIRS) in analyzing the competitiveness of executives’ compensation. For purposes of data for our early 2009 compensation decision-making, all of our named peers except Sepracor participated in the Towers Perrin survey and all of our named peers except Bristol-Myers Squibb, Cephalon and Eli Lilly participated in the SIRS survey. Our analyses from these surveys are based on reports including only those companies that are in our peer group. Benchmark compensation surveys are critical to assessing competitive practices and levels of compensation, as the data available in our peers’ public filings addresses only a limited number of our executive positions. We carefully selected these two benchmark compensation surveys based on the number of our peers that participate in the surveys, the number of positions reported by the surveys that are comparable to our executive positions and the standards under which the surveys are conducted, including data collection and analysis methodologies, provisions to ensure confidentiality and quality assurance practices.

While the Towers Perrin and SIRS benchmark compensation surveys report LTI data, differences between the surveys in methodology and reporting result in LTI data that is not comparable between the sources. As a result, we separately benchmark LTI practices and values for our executive officers based on data available in our peers’ public filings and based on data reported for those of our peers that participate in a survey of LTI practices and grant values conducted by Buck Consultants. For purposes of data for our LTI decisions during 2009, all of our named peers except Bristol-Myers Squibb, Celgene, Forest Laboratories, Schering-Plough and Wyeth participated in this survey.

Description of the structure of each element of compensation

Base salaries are set in the context of individual performance, external competitiveness, retention and internal equity

We pay our executive officers a base salary to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities and potential to contribute to our future success. While an executive officer’s contributions to Company performance are important in determining that executive’s base salary, overall Company performance does not influence our base salaries. In recommending and determining individual base salaries, the CEO and Committee consider the factors described in the previous section of this report. Base salary increases from 2008 to 2009 for our named executive officers averaged 5% and ranged from 4% to 7%, excluding our CEO who declined any base salary increase in 2009. These increases were approved in February 2009 as part of our annual compensation planning process. The 2009 base salary for each of our named executive officers was below the market median.

Annual cash incentives motivate our executive officers to meet and exceed our short-term goals

We maintain an annual cash incentive plan as part of our performance-based compensation program. Our annual incentive opportunities, which are expressed as a percentage of base salary, are targeted near the median of our peers. The Committee reviews our annual target incentive opportunities each year to ensure they are competitive. For 2009, we increased the target annual cash incentive opportunities for our Chief Operating Officer and our Executive Vice Presidents to 75% and 55% of annual base salary, respectively; the approved targets reflected the median targets provided by our peers. The 2009 target total cash compensation (base salary plus annual cash incentives at target performance) for each of our named executive officers was below the market median.

The Committee approves all Company goals for the annual cash incentive plan based on its review and discussion of recommendations made by the CEO. Our process for developing recommended goals is discussed earlier under the heading “How do goal-setting and performance assessment influence our compensation decisions?” Executive officers’ individual performance goals are jointly developed by the executive and the CEO, and are approved by the Committee. The CEO’s goals and year-end assessment are also approved by the Committee with input from the Chairman and the other independent directors. In setting and approving the performance goals for the executive officers and for the Company, the Committee considers the alignment to our business plan and the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. The Committee has determined that the goals and how the goals are achieved do not put our patients, investors or the Company at any material risk.

For the 2009 Annual Cash Incentive Plan, we selected Company goals and assigned weights that reflected the Company’s established financial, strategic and operational objectives. In 2009, we assigned a total of 70% weight to financial goals and 30% to strategic and operational goals. These goals and weights reflected the importance of linking reward opportunities to both near-term and longer-term results, and aligned management incentives with the enhancement of long-term stockholder value.

We consistently set our performance targets based on the annual budget and long-range plan approved by our Board of Directors and with reference to analyst consensus for Biogen Idec revenue and non-GAAP EPS based on the most-current analyst reports at the time we set our targets. The following presents our targets relative to analyst consensus for the years 2007 through 2009.

	2007		2008		2009
		Non-		Non-		Non-
		GAAP		GAAP		GAAP
	Revenue	EPS	Revenue	EPS	Revenue	EPS

Wall Street Estimates
High	$3,335	$2.96	$3,946	$3.55	$4,940	$4.44
Average	$3,094	$2.57	$3,542	$3.21	$4,472	$3.96
Low	$2,935	$2.32	$3,351	$2.74	$4,134	$3.36
Biogen Idec Targets
Target	$3,116	$2.53	$3,806	$3.35	$4,418	$4.15
Biogen Idec Target vs. Wall Street Average	101%	98%	107%	104%	99%	105%

The following table shows the Company goals and weighting that the Committee set for the 2009 Annual Cash Incentive Plan and our degree of attainment of these goals.

2009 Annual Cash Incentive Plan Company Targets and Results

						Payout
						Factor for
		Target Performance Range				2009 Plan
Company Goals	Weight	Threshold	Target	Maximum	Results	Year

Revenue(1)	35%	$4,243M	$4,418M	$4,593M	$4,296M	65%
		Below-target revenue performance reflects 7% growth over 2008, with growth limited by, among other factors, (1) a decline in RITUXAN revenues outside the U.S. (due to expiration of certain royalty rights); and (2) increased participation in our AVONEX Access Program, which provides free product to eligible patients.
Earnings Per Share(2)	35%	$3.90	$4.15	$4.40	$4.31	132%
		We recorded our sixth consecutive year of double-digit EPS growth and exceeded the average Wall Street estimates at the time our 2009 EPS performance metrics were approved.
Advance early stage pipeline via 10 stage transitions by year-end	9%	Nine early stage pipeline transitions were completed during 2009.				75%
Initiate registrational program	6%	Registrational program for PEG IFN was initiated in 2009.				100%
Maintain timelines of 5 current registrational programs	12%	All specified programs remained on-track to specified timelines.				100%
Execute TYSABRI life cycle management objectives	3%	Validated anti-JCV assay established to evaluate stratification of PML risk, but TYSABRI Landmark Study not initiated until 2010.				67%
Weighted Company Performance (Company Multiplier)						96%

Notes to table:

(1)	For purposes of the 2009 Annual Cash Incentive Plan, this performance metric is based on reported revenue adjusted to reflect the foreign exchange rate used to establish the target performance range. Our reported revenue for 2009 was $4,377M. For purposes of determining the annual cash incentive, we reduced our reported revenue by $81M due to favorable foreign exchange rate impact included in our reported revenue.

(2)	For purposes of the 2009 Annual Cash Incentive Plan, this performance metric is based on non-GAAP EPS with further adjustments as described below. The reconciliation from GAAP to non-GAAP EPS is comprised of adjustments related to the impact of: amortization of acquired intangible assets; charges related to stock options; restructuring related matters; expenses paid to us by Cardiokine Biopharma LLC; and the tax effect of these adjustments. Our reported non-GAAP EPS for 2009 were $4.12. For annual cash incentives, we reduced non-GAAP EPS by: (1) $0.02 per share to reflect the net benefit to EPS of the share repurchase activity and (2) $0.17 per share to reflect favorable settlement of income tax reviews and the favorable impact of changes in state tax laws; and we increased non-GAAP EPS by $0.38 to exclude the effect of the up-front payment in 2009 associated with the licensing arrangement with Acorda Therapeutics Inc.

We determine the individual cash incentive payments using the following calculation:

Company Multiplier x Individual Multiplier x Incentive Target (%) x Annual Base Salary

The plan provides for a range of payout from 0% to 150% for each Company goal and the Company Multiplier as a whole, and from 0% to 150% for the Individual Multiplier. If either the Company Multiplier or the Individual Multiplier is 0%, there is no payout. If maximum performance were achieved on both the Company Multiplier and an Individual Multiplier, a payout of 225% of target (150% x 150%) would be made. The Individual Multiplier reflects each executive’s overall performance rating and ranking as part of our performance assessment process, which is discussed earlier in this section.

Based on the results described above, a 96% Company Multiplier for the 2009 Annual Cash Incentive Plan was approved by the Committee. Based on performance against their individual goals, our named executive officers’ Individual Multipliers for 2009 ranged from 85% to 115% with an average of 102%. The actual incentive payments are included in the Summary Compensation Table.

Long-term incentives align future earnings potential with Company performance and stockholder interests

Our LTI award grant values are scaled based on individual performance and our awards provide opportunities that align compensation with stockholder interests and Company performance. Additionally, through multi-year vesting our LTI grants reinforce our goal to retain top talent. Each year the Committee determines the types of LTI to be awarded. In doing so the Committee considers the effectiveness of each award type in achieving our compensation objectives (such as employee performance, retention, motivation and attraction), the needs of the business, competitive market practices, dilution and expense constraints, and tax and accounting implications.

During 2008, the Committee evaluated program designs for 2009 that were developed by management and reviewed by Watson Wyatt, serving as consultant to the Committee at that time. Based on these recommendations, including a detailed review of competitive practice among our peers, the Committee approved a program that awarded stock options, performance-vested restricted stock units and time-vested restricted stock units to our executive officers. During 2009, the total grant date value of each award was divided evenly between those three award types. We typically grant LTI to all employees, including our executive officers, annually based on performance (annual merit grants) and upon hire. Based on our review of competitive trends, during 2010 we ended our practice of granting LTI upon promotion.

Performance-vested restricted stock units were adopted to reinforce the importance of achieving our revenue and earnings measures of Company financial performance. Use of performance-vested LTI awards has become increasingly common and a recognized best practice for increasing the proportion of compensation that is considered performance based while strengthening alignment of our compensation programs with stockholders’ interests.

The following table shows the Company goals and weighting that the Committee set for the 2009 performance-vested restricted stock units and our degree of attainment of these goals.

2009 Performance-Vested Restricted Stock Unit Company Targets and Results

						Payout
						Factor for
		Target Performance Range				2009 Plan
Company Goals	Weight	Threshold	Target	Maximum	Results	Year

Revenue(1)	50%	$4,243M	$4,418M	$4,593M	$4,296M	33%
Earnings Per Share(2)	50%	$3.90	$4.15	$4.40	$4.31	66%
Weighted Company Performance (Company Multiplier)						99%

Notes to table:

(1)	For purposes of the performance-vested restricted stock units, this performance metric is based on reported revenue adjusted to reflect the foreign exchange rate used to establish the target performance range. Our reported revenue for 2009 was $4,377M. To determine the number of performance-vested restricted stock units, we reduced our reported revenue by $81M due to favorable foreign exchange rate impact included in our reported revenue.

(2)	For purposes of the performance-vested restricted stock units, this performance metric is based on non-GAAP EPS with further adjustments as described below. The reconciliation from GAAP to non-GAAP EPS is comprised of adjustments related to the impact of: amortization of acquired intangible assets; charges related to stock options; restructuring related matters; expenses paid to us by Cardiokine Biopharma LLC; and the tax effect of these adjustments. Our reported non-GAAP EPS for 2009 were $4.12. To determine the number of performance-vested restricted stock units, we reduced non-GAAP EPS by: (1) $0.02 per share to reflect the net benefit to EPS of the share repurchase activity and (2) $0.17 per share to reflect favorable settlement of income tax reviews and the favorable impact of changes in state tax laws; and we increased non-GAAP EPS by $0.38 to exclude the effect of the up-front payment in 2009 associated with the licensing arrangement with Acorda Therapeutics Inc.

Based on this performance result, in 2010 we cancelled 1% of the number of performance-vested restricted stock units in each performance-vested restricted stock unit grant awarded in 2009. The remaining performance-vested restricted stock units in each grant are eligible to vest on each of the first three anniversaries of the grant date, assuming the executive’s continued employment with the Company on the vesting dates.

In 2009, we continued to grant stock options, as they promote alignment with our stockholders and qualify as performance-based pay under the Internal Revenue Code. Stock option grants also promote retention as they vest annually over the four-year period following grant. We granted time-vested restricted stock units to reflect competitive practices and to align executives’ interests with those of stockholders while promoting retention by providing some level of value regardless of our stock price at any given time. Time-vested restricted stock units granted in conjunction with our 2009 annual merit grant vest annually over the three years following grant. In addition to their strong retention value, we believe that time-vested restricted stock units support an ownership mentality, which encourages our executives to act in a manner consistent with the long-term interests of the Company and its stockholders. As noted above in the subsection titled “Changes to our Compensation Programs for 2010,” we have changed our form of LTI awards in 2010 to further reinforce these same objectives.

2009 LTI grant values reflected market practice and executive performance

Before approving our 2009 target LTI grant values, the Committee reviewed data on our peers’ LTI grant values from the Buck Consultants survey described above in the subsection titled “What external market peer group is used for compensation comparisons, and how is it established?” and publicly available data for LTI compensation expense and aggregate share usage among Biogen Idec’s peers. Based on these external factors, as well as Company performance and analyses of accounting cost implications and employee retention, the Committee approved target LTI grant values for 2009, reducing the target for our Executive Vice Presidents by 10% from our 2008 target LTI grant values. The resulting target LTI grant values for 2009 were also below the 60th percentile of the data for our peers.

Our LTI grant guidelines significantly differentiate LTI grants based on individual performance and position level. As in prior years, the 2009 LTI grant guidelines approved by the Committee were segmented by overall performance rating, ensuring that top performing employees receive noticeably larger grants than those with average performance. Specifically, our 2009 LTI grant guidelines for our middle-performing employees ranged from 75% to 125% of the target grant value, the guidelines for our highest-performing employees ranged from 130% to 200% of the target grant value, and LTI grant guidelines for our lowest-performing employees ranged from 0% to 60% of the target grant value. This approach allows us to meaningfully reward and effectively retain those employees who have the demonstrated potential to make the greatest contributions to our long-term success and to differentiate their rewards from those received by other employees.

We have a consistent annual grant pattern that follows the completion of our internal performance reviews and ranking as well as our external analyses that include a review of peer equity practices and the results of the LTI custom survey described earlier. Since 2004, we have made our annual merit equity grant in February of each year following our annual earnings release. The date of each annual merit grant is the date upon which the Committee approves the individual grants with the exception of grants to the CEO for whom grants require Board of Directors approval and are thus granted on the date of that approval. Other grants, such as those in connection with a new hire or promotion, are granted on the first trading day of the month following the date of hire or promotion. Our stock options have an exercise price equal to the closing price of Biogen Idec stock on the date of grant.

Our LTI grants to our named executive officers in 2009 reflected their contributions to our exceptional results in 2008 and ranged from 123% to 175% with an average of 135% of the target LTI grant value. The value realized from the stock option and restricted stock unit grants depends on our stock price, which is dependent on both our Company’s performance and external market factors, while the value realized from the performance-vested restricted stock unit grants depends on our 2009 Company revenue and EPS performance (as described above) and our stock price.

Benefits

In addition to participating in the benefit programs provided to all employees (for example, our employee stock purchase plan and medical, dental, vision, life and disability insurance), we provide some supplemental benefits to executives. These benefits include:

•	Life Insurance. All of our United States executives, including our named executive officers, receive Company-paid term life insurance equal to three times annual base salary, up to a maximum benefit of $1,500,000; this cap does not apply to the life insurance benefit provided to the CEO. Employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The additional value of Company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for all of our employees. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to United States employees. Mr. Hasler was provided life insurance equal to one times his annual base salary, consistent with Swiss competitive practice and the structure of our benefits program for management employees of our Swiss affiliate.

•	Tax Preparation, Financial and Estate Planning. Our named executive officers are eligible for reimbursement of expenses incurred for tax preparation, financial and/or estate planning services, as well as the purchase of tax preparation and/or financial planning software. Such reimbursements are considered taxable income to the executives and are subject to annual limits of $7,500, except our CEO whose annual limit is $50,000. None of our named executive officers received reimbursement in excess of the limit.

•	Automobile Allowance. Consistent with the benefits available to all management employees of our Swiss affiliate, Mr. Hasler received a monthly automobile allowance. Under the structure of our Swiss automobile allowance program, a portion of the allowance was non-taxable and the balance was taxable to Mr. Hasler.

•	Expense Allowance. Consistent with the benefits available to management employees of our Swiss affiliate, Mr. Hasler received a monthly allowance for expenses, known locally as a “representation allowance.” This allowance was provided to cover each expense incurred that was less than CHF 50; Mr. Hasler was allowed under our expense reimbursement policies to only request reimbursement for items of CHF 50 or more.

Retirement Plans

We maintain a Supplemental Savings Plan (SSP) which covers our United States executive officers and other management employees in the United States. We offer this plan as part of the retirement savings component of our benefits program and designed it to be competitive with the nonqualified deferred compensation plans offered by our peers. Details of the SSP are presented in the narrative preceding the 2009 Non-Qualified Deferred Compensation Table.

Post-termination Compensation and Benefits

We provide severance benefits to all of our executives if they are terminated without cause or in certain other instances following a corporate transaction or a change in control. The terms of these arrangements and the amounts payable under them are described below for each named executive officer in the subsection titled “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that some protection is necessary to enable executives to maintain their focus when we expect them to provide appropriate advice to the Company about a potential corporate transaction or change in control, and to demonstrate effective leadership in the closing and integration of approved transactions.

Stock Ownership Requirement

We maintain share ownership requirements for our executive officers because share ownership strengthens the link our compensation programs create between our executives and our stockholders. Our policy requires each executive officer to maintain share or share-equivalent holdings as shown in the following table:

Share Requirement

CEO	75,000
President, Research & Development	18,000
Chief Operating Officer	18,000
Executive Vice Presidents	10,000

Our policy became effective for all current executive officers upon its adoption in 2009; newly-elected executive officers have two years from initial election to meet the requirement. Shares owned outright, unvested time-vested restricted stock units and earned but unvested performance-vested restricted stock units are credited toward the share ownership requirement. The policy requires net retention of shares for any executive officer who does not maintain share ownership at or above the policy requirements. All executive officers currently meet the share ownership requirement.

Recoupment of Compensation

We maintain policies to recover compensation from our employees who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct, results in restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our 2008 Performance-Based Management Incentive Plan provides for the forfeiture and/or repayment of awards and our 2008 Omnibus Equity Plan also provides for the cancellation of LTI awards in these circumstances.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its CEO or any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of qualifying performance-based compensation.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Committee and its consultant to preserve Section 162(m) tax deductibility of compensation payments. Changes to preserve tax-deductibility are adopted to the extent reasonably practicable, consistent with our compensation policies and as determined to be in the best interests of Biogen Idec and its stockholders. Amounts of base salary above $1,000,000 and our time-vested restricted stock units are not deductible for our named executive officers. For 2009, our annual cash incentive plan, stock option grants and performance-vested restricted stock unit grants were tax-deductible compensation under Section 162(m). As described above in the subsection titled “Changes to our Compensation Programs for 2010,” we have changed our LTI program beginning in 2010; as a result, all 2010 LTI grants will be tax-deductible compensation under Section 162(m).

Maximum potential cash incentive awards under the 2009 Annual Cash Incentive Plan were determined for each named executive officer based on our non-GAAP net income for the year. The actual award to each executive was less than this maximum amount based on the degree of attainment of Company and individual performance goals set in the annual cash incentive plan described above.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen Idec management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

William D. Young, Chairman
Stelios Papadopoulos
Lynn Schenk

Summary Compensation Table

The following table shows the compensation paid to or earned by the named executive officers during the years ended December 31, 2007, December 31, 2008 and December 31, 2009, for the year(s) in which he or she was a named executive officer.

					Non-Equity Incentive		Change in
					Plan		Pension Value
					Compensation		and
					Annual		Nonqualified
					Cash		Deferred
			Stock	Option	Incentive	Retention	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Plan	Bonus Plan	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James C. Mullen	2009	$1,204,615	$4,999,901	$2,379,233	$1,440,000		$163,340	$253,077	$10,440,166
President and CEO	2008	$1,192,308	$3,750,132	$3,627,275	$2,400,000		$96,352	$257,919	$11,323,986
	2007	$1,142,308	$3,441,900	$3,790,983	$1,943,500		$67,817	$210,786	$10,597,294
Paul J. Clancy	2009	$524,231	$999,951	$475,884	$279,840		$6,456	$101,039	$2,387,401
EVP and CFO	2008	$492,308	$1,250,246	$918,891	$393,250	$750,000	$5,321	$48,655	$3,858,671
	2007	$373,822	$1,324,180	$787,893	$280,800			$32,140	$2,798,835
Robert A. Hamm	2009	$657,231	$1,313,182	$631,464	$596,160		$37,575	$113,956	$3,349,568
Chief Operating Officer	2008	$473,231	$850,262	$822,276	$360,360	$720,000	$21,947	$51,340	$3,299,416
	2007	$432,769	$1,810,839	$881,309	$238,056		$15,886	$43,108	$3,421,967
Craig E. Schneier	2009	$496,283	$933,420	$444,170	$290,493		$71,177	$100,419	$2,335,962
EVP, HR, Public Affairs and Communications
Susan H. Alexander	2009	$518,173	$933,420	$444,170	$234,498			$99,603	$2,229,864
EVP and General Counsel
Hans Peter Hasler(7)(8)	2009	$208,176	$1,999,902	$951,679				$207,723	$3,367,480
Former Chief Operating Officer	2008	$640,281	$1,320,314	$1,295,358	$728,530	$1,018,922		$254,140	$5,257,545

Notes to Summary Compensation Table

(1)	The amounts in columns (d) and (e) reflect the grant date fair value for awards granted during 2009, 2008 and 2007 as determined in accordance with accounting standards for stock compensation. The amounts in column (d) for 2009 include an even mix of time-vested restricted stock units (RSUs) and performance-vested restricted stock units (PVRSUs) for each executive. The fair value of stock option grants awarded was estimated as of the date of grant using a Black-Scholes option pricing model. Assumptions used in this calculation are included on page F-35 in footnote 12 of the Company’s Form 10-K for 2009, on page F-33 in footnote 6 of the Company’s Form 10-K for 2008 and on page F-30 in footnote 5 of the Company’s Form 10-K for 2007.

The fair values for the PVRSUs granted in 2009 are based on target performance. The table below shows the target and maximum payout possible for each of the PVRSU grants included in the Stock Awards column above.

	Target	Maximum
Executive Officer	Payout	Payout

Mr. Mullen	$2,499,950	$4,999,900
Mr. Clancy	$499,976	$999,952
Mr. Hamm	$656,591	$1,313,182
Dr. Schneier	$466,710	$933,420
Ms. Alexander	$466,710	$933,420
Mr. Hasler	$999,951	$1,999,902

(2)	The amounts in column (f) reflect the actual bonuses paid under the Company’s Management Incentive Plan (Annual Cash Incentive Plan), which is discussed above in the subsection titled “Annual cash incentives motivate our executive officers to meet and exceed our short-term goals.”

(3)	The amounts in column (g) reflect actual bonuses awarded under our performance-based cash retention bonus program for 2008 (paid in 2009).

(4)	The amounts in column (h) represent earnings in the SSP that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rate for 2009 applied in this calculation is 4.21%, the long-term monthly federal long-term rate effective in January 2009 when the fixed-rate option was established for 2009. The federal long-term rates for 2008 applied in this calculation were 5.05% in the first quarter, 5.26% in the second quarter, 5.40% in the third quarter and 5.25% in the fourth quarter. The federal long-term rates for 2007 applied in this calculation were 5.90% in the first quarter, 5.78% in the second quarter, 6.00% in the third quarter and 5.56% in the fourth quarter. Mr. Hasler was a participant in the retirement plan we maintain for employees of our Swiss affiliate. The SSP and our Swiss retirement plan are described below in the subsection titled “2009 Non-Qualified Deferred Compensation.”

(5)	The amounts in column (i) for 2009 reflect the following:

		Company
		Contribution
	Company	to SSP	Personal	Value of
	Matching	Account	Financial	Company-
	Contribution	or Swiss	and	Paid Life
	to 401(k)	Retirement	Tax Planning	Insurance
Executive Officer	Plan Account	Account	Reimbursement	Premiums	Other(6)

Mr. Mullen	$14,700	$201,577	$32,023	$3,110	$1,667
Mr. Clancy	$14,700	$85,349		$990
Mr. Hamm	$14,700	$89,556	$7,500	$950	$1,250
Dr. Schneier	$14,700	$78,869	$5,900	$950
Ms. Alexander	$14,700	$83,913		$990
Mr. Hasler		$35,434		$1,496	$170,793

(6)	The amounts for Messrs. Mullen and Hamm in this column are for a service milestone award and include a $667 tax gross-up for Mr. Mullen and a $500 tax gross-up for Mr. Hamm. These awards were paid under a program applicable to all employees; in 2010, we changed this program so that executive officers will no longer receive any service milestone award or associated gross up payment. The amount for Mr. Hasler includes a $8,406 car allowance and a $3,152 representation allowance, each as described above in the subsection titled “Benefits,” $149,757 in consulting fees for services to our subsidiary, Eidetica Biopharma GmbH and $9,478 for serving on Eidetica’s Board of Directors following Mr. Hasler’s resignation described below in note 7.

(7)	Mr. Hasler resigned as Chief Operating Officer effective March 30, 2009 and was paid through April 26, 2009 consistent with the notice period in his employment contract. Beginning in May 2009, he provided consulting services to our subsidiary Eidetica Biopharma GmbH and served as a member of Eidetica’s Board of Directors.

(8)	The amounts for Mr. Hasler are converted from Swiss Francs to U.S. Dollars based on the following methodology: (i) amounts reported in columns (c) and (i) are converted using the average monthly currency exchange rate at the time of payment; and (ii) amounts reported in columns (f) and (g) are converted using a December 31, 2008 currency exchange rate. As the Company recognizes LTI expense in U.S. Dollars, there is no conversion of the amounts in columns (d) and (e).

2009 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2009.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant Date
									Number of	Number of	Exercise	Fair
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	Value of
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards			or	Underlying	Option	Stock and
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(2)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

James C. Mullen	02/25/09	(3)				24,728	49,455	98,910				$2,499,950
	02/25/09	(4)							49,455			$2,499,950
	02/25/09	(5)								131,530	$50.55	$2,379,233
	02/25/09	(6)	$750,000	$1,500,000	$2,250,000
Paul J. Clancy	02/24/09	(3)				5,035	10,070	20,140				$499,976
	02/24/09	(4)							10,070			$499,976
	02/24/09	(5)								26,785	$49.65	$475,884
	02/24/09	(6)	$145,750	$291,500	$437,250
Robert A. Hamm	02/24/09	(3)				4,700	9,400	18,800				$466,710
	02/24/09	(4)							9,400			$466,710
	02/24/09	(5)								25,000	$49.65	$444,170
	02/24/09	(6)	$270,000	$540,000	$810,000
	04/01/09	(7)				1,830	3,660	7,320				$189,881
	04/01/09	(8)							3,660			$189,881
	04/01/09	(9)								9,740	$51.88	$187,294
Craig E. Schneier	02/24/09	(3)				4,700	9,400	18,800				$466,710
	02/24/09	(4)							9,400			$466,710
	02/24/09	(5)								25,000	$49.65	$444,170
	02/24/09	(6)	$137,544	$275,088	$412,632
Susan H. Alexander	02/24/09	(3)				4,700	9,400	18,800				$466,710
	02/24/09	(4)							9,400			$466,710
	02/24/09	(5)								25,000	$49.65	$444,170
	02/24/09	(6)	$143,688	$287,375	$431,063
Hans Peter Hasler	02/24/09	(3)				10,070	20,140	40,280				$999,951
	02/24/09	(4)							20,140			$999,951
	02/24/09	(5)								53,565	$49.65	$951,679
	02/24/09	(6)	$253,522	$507,043	$760,565

Notes to 2009 Grants of Plan-Based Awards Table

(1)	This table reflects the estimated future payouts for the named executive officers as of the grant date. The transition agreement we entered into with Mr. Mullen in January 2010 defined his payment under our 2009 Annual Cash Incentive Plan as his target award multiplied by our Company multiplier approved for 2009 performance results.

(2)	The amounts in this column represent the full grant date fair value as determined in accordance with accounting standards for stock compensation. The fair value of the stock option grants awarded was estimated as of the date of grant using a Black-Scholes option pricing model.

(3)	Annual grant of PVRSUs. The PVRSUs granted in 2009 were subject to the attainment of revenue and earnings per share criteria during 2009. Based on our performance, 99% of the number granted (which in this table is the target payout level) are eligible to vest 33.33% on each of the first three anniversaries of the grant date.

(4)	Annual grant of RSUs. These RSUs are scheduled to vest 33.33% on each of the first three anniversaries of the grant date.

(5)	Annual grant of stock options. These options have a ten-year term and are scheduled to vest 25% on each of the first four anniversaries of the grant date.

(6)	Annual Cash Incentive Plan. The amounts shown in column (d) represent the 2009 target payout amount based on the target incentive percentage applied to each executive’s base salary as of December 31, 2009, except Mr. Hasler whose amount is based on his base salary at his resignation. For 2009, the bonus targets were 125%

of salary for Mr. Mullen, 75% of salary for Messrs. Hamm and Hasler, and 55% of salary for Mr. Clancy, Ms. Alexander and Dr. Schneier. The amounts in columns (c), (d) and (e) assume that the executive’s individual multiplier is 100%. Column (c) represents a payment if the Company multiplier was 50%. Column (d) represents a payment if the Company multiplier was 100%. Column (e) represents a payment if the Company multiplier was 150%. This plan is described above in the subsection titled “Annual cash incentives motivate our executive officers to meet and exceed our short-term goals.”

(7)	Promotional grant of PVRSUs. The PVRSUs granted in 2009 were subject to the attainment of revenue and EPS criteria during 2009. Based on our performance, 99% of the number granted (which in this table is the target payout level) are eligible to vest 33.33% on each of the first three anniversaries of the grant date.

(8)	Promotional grant of RSUs. These RSUs are scheduled to vest 33.33% on each of the first three anniversaries of the grant date.

(9)	Promotional grant of stock options. These options have a ten-year term and are scheduled to vest 25% on each of the first four anniversaries of the grant date.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2009 for each of the named executive officers. All of Mr. Hasler’s unvested equity awards, including his 2009 equity awards, were forfeited upon his resignation.

				Option Awards(1)				Stock Awards(2)
					Equity Incentive
					Plan Awards:
			Number of		Number of					Equity Incentive Plan
			Securities		Securities			Shares or Units of		Awards: Unearned
			Underlying		Underlying			Stock That Have		Shares, Units or Other
			Unexercised		Unexercised	Option		Not Vested		Rights That Have
			Options		Unearned	Exercise	Option		Market	Not Vested
			Exercisable	Unexercisable	Options	Price	Expiration	Number	Value	Number	Market Value
Name	Grant Date		(#)	(#)	(#)	($)	Date(1)	(#)(2)	($)(3)	(#)(4)	($)(3)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

James C. Mullen(5)	06/16/00	(6)	287,500			$51.85	06/15/10
	12/14/01		402,500			$49.03	12/13/11
	02/17/05		325,000			$67.57	02/16/15
	02/07/06		60,000	60,000		$44.59	02/06/16
	02/13/07		105,000	105,000		$49.17	02/12/17
	02/13/07							23,333	$1,248,316
	02/13/08		41,525	124,575		$63.24	02/12/18
	02/13/08							39,533	$2,115,016
	02/25/09			131,530		$50.55	02/24/19
	02/25/09									49,455	$2,645,843
	02/25/09							49,455	$2,645,843
Paul J. Clancy	03/05/01	(7)	28,750			$58.99	03/04/11
	12/14/01		4,761			$49.03	12/13/11
	12/06/02		10,005			$37.45	12/05/12
	02/06/04		13,000			$43.50	02/05/14
	02/17/05		8,400			$67.57	02/16/15
	02/06/06		8,242	2,748		$44.24	02/05/16
	08/01/06		4,500	1,500		$41.03	07/31/16
	02/12/07		9,050	9,050		$49.31	02/11/17
	02/12/07							2,333	$124,816
	06/01/07							3,000	$160,500
	09/04/07		10,000	10,000		$63.55	09/03/17
	09/04/07							2,666	$142,631
	02/12/08		10,985	32,955		$60.56	02/11/18
	02/12/08							10,460	$559,610
	08/01/08							4,000	$214,000
	02/24/09			26,785		$49.65	02/23/19
	02/24/09									10,070	$538,745
	02/24/09							10,070	$538,745

				Option Awards(1)				Stock Awards(2)
					Equity Incentive
					Plan Awards:
			Number of		Number of					Equity Incentive Plan
			Securities		Securities			Shares or Units of		Awards: Unearned
			Underlying		Underlying			Stock That Have		Shares, Units or Other
			Unexercised		Unexercised	Option		Not Vested		Rights That Have
			Options		Unearned	Exercise	Option		Market	Not Vested
			Exercisable	Unexercisable	Options	Price	Expiration	Number	Value	Number	Market Value
Name	Grant Date		(#)	(#)	(#)	($)	Date(1)	(#)(2)	($)(3)	(#)(4)	($)(3)
(a)	(b)	Notes	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Robert A. Hamm	02/17/05		11,250			$67.57	02/16/15
	02/06/06		10,225	10,225		$44.24	02/05/16
	02/12/07		9,725	19,450		$49.31	02/11/17
	02/12/07							5,000	$267,500
	11/01/07		3,450	3,450		$72.87	10/31/17
	11/01/07							4,000	$214,000
	11/01/07							900	$48,150
	02/12/08		9,830	29,490		$60.56	02/11/18
	02/12/08							9,360	$500,760
	02/24/09			25,000		$49.65	02/23/19
	02/24/09									9,400	$502,900
	02/24/09							9,400	$502,900
	04/01/09			9,740		$51.88	03/31/19
	04/01/09									3,660	$195,810
	04/01/09							3,660	$195,810
Craig E. Schneier	02/17/05		56,250			$67.57	02/16/15
	02/06/06		15,000	15,000		$44.24	02/05/16
	02/12/07		9,725	19,450		$49.31	02/11/17
	02/12/07							5,000	$267,500
	02/12/08		9,830	29,490		$60.56	02/11/18
	02/12/08							9,360	$500,760
	02/24/09			25,000		$49.65	02/23/19
	02/24/09									9,400	$502,900
	02/24/09							9,400	$502,900
Susan H. Alexander	01/30/06		30,000	10,000		$44.73	01/29/16
	02/15/06		15,000	5,000		$45.72	02/14/15
	02/12/07		14,900	14,900		$49.31	02/11/17
	02/12/07							3,833	$205,066
	02/12/08		9,830	29,490		$60.56	02/11/18
	02/12/08							9,360	$500,760
	08/01/08							4,000	$214,000
	02/24/09			25,000		$49.65	02/23/19
	02/24/09									9,400	$502,900
	02/24/09							9,400	$502,900
Hans Peter Hasler		(8)

Notes to Outstanding Equity Awards At 2009 Fiscal Year-End Table

(1)	All stock option grants were granted with a ten-year term and remain exercisable through the end of the date noted. Stock option grants vest 25% over each of the first four anniversaries of grant unless otherwise noted.
(2)	RSUs vest 33.33% on each of the first three anniversaries of grant.
(3)	Market value of awards is based on the closing price of our common stock as of December 31, 2009 ($53.50) as reported by NASDAQ.
(4)	The PVRSUs granted in 2009 were subject to the attainment of revenue and EPS performance criteria during 2009. Based on our performance, 99% of the number granted are eligible to vest 33.33% on the first three anniversaries of the grant date.
(5)	This table reflects outstanding equity awards for the named executive officers as of December 31, 2009. The transition agreement we entered into with Mr. Mullen in January 2010 provides that all of his unvested equity awards will vest on the date of his retirement. Mr. Mullen will be able to exercise his vested stock options until the earlier of June 8, 2013 or their expiration.
(6)	These options vested 14.28% on each of the first seven anniversaries of grant.
(7)	These options vested 20% on each of the first five anniversaries of grant.
(8)	Mr. Hasler was eligible to exercise vested stock options for three months following his last date of employment, after which any unexercised options were forfeited.

2009 Options Exercised and Stock Vested

Our executive officers are only able to purchase or sell shares of Biogen Idec stock in market transactions as part of pre-established trading plans. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a 60-day period following the establishment of a trading plan before any trades may be executed. Our policy is designed to protect against trading activity that may be perceived as suspect while still providing our executives an opportunity to realize the value intended by the Company in granting equity-based LTI awards.

Our share ownership requirements for our named executive officers are described above in the subsection titled “Stock Ownership Requirement.”

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	Upon Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)
(a)	(b)	(c)	(d)	(e)

James C. Mullen			69,766	$3,658,734
Paul J. Clancy			17,543	$899,013
Robert A. Hamm			20,046	$1,002,557
Craig E. Schneier			17,680	$929,105
Susan H. Alexander			16,512	$844,871
Hans Peter Hasler	10,225	$29,731	17,913	$941,692

Notes to 2009 Options Exercised and Stock Vested Table

(1)	The value realized is the difference between the closing price of the common stock of the Company at the time of exercise and the option exercise price, times the number of shares acquired on each exercise.

(2)	Upon vesting, restricted stock units were settled in shares. Number of shares acquired on vesting includes shares withheld by us for Mr. Mullen (27,223 shares), Mr. Clancy (6,481), Mr. Hamm (6,916), Dr. Schneier (5,674), Ms. Alexander (5,531) and Mr. Hasler (1,085) to pay the minimum withholding of taxes due upon vesting.

(3)	The value realized is calculated as the closing price of the common stock of the Company at the time of vesting times the total number of shares vested.

2009 Non-Qualified Deferred Compensation

As described above, our SSP covers our executive officers and other management employees in the United States. The SSP replaced our prior deferred compensation plan as well as the Biogen, Inc. Voluntary Executive Supplemental Savings Plan. Employees whose base salary and annual cash incentives for the year exceed a specified limit under Section 401(a)(17) of the Internal Revenue Code ($245,000 in 2009) receive a Company-paid restoration match on the portion of their base salary and annual cash incentive that exceeds this limit; the restoration match equals six percent of this excess compensation. This feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for this limit. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match these voluntary contributions to the SSP. Our SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These investment options include the mutual funds offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s Retirement Committee. For contributions to the SSP in 2009, this rate of return was 8%; for contributions to the SSP in 2010, we have set this rate of return at 7%. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our named executive officers during 2009 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate owned life insurance (COLI) which we purchase with the written consent of SSP participants. The premiums on the COLI policies are paid from employees’ deferred compensation contributions and thus do not require separate funding by the Company. COLI does not create tax liabilities for the Company at any time so these policies are a cost-effective way to fund the SSP liabilities. We believe that the COLI policies will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company.

The Company maintains a defined contribution retirement plan for executive officers, management and other highly compensated employees of our Swiss affiliate, which included Mr. Hasler. This plan provided for defined contributions by both Mr. Hasler and the Company. Each year’s contributions were based on required contributions by the participant and employer that totaled 20% of Mr. Hasler’s salary and bonus. Mr. Hasler was required to pay approximately 6.7% of his earnings into his plan account each year; the Company paid an amount approximately equal to 13.3% of Mr. Hasler’s earnings into his plan account each year. This plan does not guarantee a fixed return on investments higher than the minimum set by the Swiss government.

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of the named executive officers for the year ended December 31, 2009. The account balances as of year-end include all contributions and amounts earned by the executives through the end of 2009 plus the contributions that the Company made in early 2010 based on earnings during 2009. Mr. Hasler took a distribution of the full balance in his plan account following his resignation.

					Aggregate
				Aggregate	Balance
	Executive	Company	Aggregate	Distributions in	at Last Fiscal
	Contributions in	Contributions in	Earnings in	Last Fiscal Year	Year-End
Name	Last Fiscal Year ($)(1)(2)	Last Fiscal Year($)(3)	Last Fiscal Year($)(4)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Mullen		$201,577	$344,313		$4,802,589
Paul J. Clancy		$85,349	$13,728		$228,410
Robert A. Hamm		$89,556	$79,232		$1,122,393
Craig E. Schneier	$387,852	$78,869	$140,721		$2,159,728
Susan H. Alexander	$187,688	$83,913	$136,301		$486,962
Hans Peter Hasler(5)	$18,340	$35,434	$5,434	$798,675	$0

Notes to 2009 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included in columns (c) and (f) of the Summary Compensation Table as non-qualified deferral of salary and non-qualified deferral of payments under the annual cash incentive plan, respectively.

(2)	The following table lists the compensation deferrals during 2008 by the named executive officers as reported in our 2009 proxy:

Amounts Previously Reported as
Name	Deferred During 2008

Hans Peter Hasler	$55,813

(3)	The amounts in this column are also included in column (i) of the Summary Compensation Table as Company contributions to the SSP or, in the case of Mr. Hasler, the Swiss retirement plan.

(4)	Earnings from the fixed rate option in excess of 120% of the applicable federal long-term rate are reported in column (h) of the Summary Compensation Table for Messrs. Mullen ($163,340), Clancy ($6,456), Hamm ($37,575) and Schneier ($71,177). Ms. Alexander did not have investments in the fixed-rate option. Earnings provided for Mr. Hasler were less than 120% of the applicable federal long-term rate.

(5)	The amounts reported for Mr. Hasler are based on the following methodology: (i) amounts reported in columns (b) and (c) are converted from Swiss Francs to U.S. Dollars based on the average monthly currency exchange rate for the month in which the payment was made; and (ii) amounts reported in columns (d) and (e) are converted based on the April 30, 2009 currency exchange rate. Mr. Hasler’s retirement account balance was transferred out of the Biogen Idec plan following his resignation.

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Policy

Our Executive Severance Policy and benefits refer to certain key terms. These terms are defined in our 2008 Omnibus Equity Plan and are summarized below:

•	Change in Control: the acquisition by one or more persons of more than 50% of our outstanding stock, other than in connection with a merger or consolidation, or a change in a majority of our incumbent directors other than as approved by a majority of our current incumbent directors and directors they have elected or whose nomination they have approved.

•	Corporate Transaction: a merger or consolidation other than one in which our stockholders acquire or retain 50% or more of the voting power of the surviving corporation, or a liquidation, dissolution or sale of all or substantially all of the assets of Biogen Idec.

•	Involuntary Employment Action: following a change in control or corporate transaction, a termination by the Company without cause or a resignation by the employee because of material reduction in his or her authority, duties and responsibilities, a reduction in his or her base pay or target bonus opportunity or a relocation of his or her principal office by more than 100 miles roundtrip.

Arrangements for Messrs. Clancy, Hamm and Schneier and Ms. Alexander

Messrs. Clancy, Hamm and Schneier and Ms. Alexander participate in executive severance arrangements under which they are eligible to receive the following benefits:

•	In the event of a termination without cause, a lump sum severance payment equal to a minimum of nine months’ proration (twelve months for Ms. Alexander) of the executive’s then annual base salary and target annual cash incentive, with an additional two and one-half months for each full year of service to a maximum benefit of 21 months;

•	If, following a corporate transaction or a change in control, the executive experiences an involuntary employment action, a lump sum severance payment equal to two times the executive’s then annual base salary plus target annual cash incentive. This payment is in lieu of any payment in the preceding paragraph.

Our executive severance arrangements do not pay severance upon a termination for cause, retirement or upon death or disability.

Our annual cash incentive plan provides for a prorated target bonus payment for terminations due to the death or disability of the participant, and for terminations arising from an involuntary employment action. As the annual cash incentive plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, this amount is not included in the Potential Post-Termination Payments Table.

In any case where severance is payable under the plan, these executive officers would also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance payment period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. These executive officers are also provided up to nine months of executive-level outplacement services at our cost.

If payments to these executive officers in the event of a corporate transaction or corporate change in control are subject to excise tax under Internal Revenue Code Section 4999, we will pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (280G tax gross-up), so that the executive officer realizes the full intended benefit. In June 2009, we changed our policy on 280G tax gross-up so that newly-hired executives at Biogen Idec are not eligible for any 280G tax gross-up but may elect to have severance payments reduced to an amount that will not be subject to excise tax.

Mr. Hasler’s Arrangements

Prior to his resignation, Mr. Hasler participated in the same executive severance arrangements as described above for Messrs. Clancy, Hamm and Schneier and Ms. Alexander. Mr. Hasler was not eligible for any severance benefits upon his resignation. Following his resignation, Mr. Hasler served as a consultant to and director of our subsidiary Eidetica Biopharma GmbH; neither his consulting agreement nor his director agreement provided executive severance arrangements.

Dr. Schneier’s Additional Arrangements

In addition to eligibility for the severance benefits as described above, Dr. Schneier would be entitled to executive severance benefits in the event he terminates his employment because Mr. Mullen is no longer employed as our President and Chief Executive Officer. Additionally, upon any termination that qualified for executive severance, Dr. Schneier would be entitled to relocation benefits.

Mr. Mullen’s Arrangements

Mr. Mullen’s retirement from his position as President and Chief Executive Officer was announced in January 2010 and will take effect on June 8, 2010. We entered into an agreement with Mr. Mullen to ensure an orderly transition upon his retirement. The agreement provides that the Company will:

•	continue to pay Mr. Mullen’s current annual base salary of $1,200,000 through June 8, 2010;

•	pay Mr. Mullen a bonus under the 2009 Annual Cash Incentive Plan calculated by multiplying his 2009 base salary by his current 125% target annual cash incentive opportunity and the Company’s corporate multiplier for 2009, as described above in the subsection titled “Annual cash incentives motivate our executive officers to meet and exceed our short-term goals”;

•	pay Mr. Mullen a bonus under the 2010 Annual Cash Incentive Plan calculated as 125% of his prorated base salary;

•	vest all of Mr. Mullen’s unvested equity awards on the date of his retirement and allow Mr. Mullen to exercise his vested stock options until the earlier of June 8, 2013 or their expiration; and

•	if we publicly announce a change in control transaction prior to June 8, 2010, provide Mr. Mullen a severance payment in the amount of three times the sum of his annual base salary and target bonus and a related tax payment as provided under his employment agreement, but only upon consummation of the transaction.

The table below sets out Mr. Mullen’s potential post-termination payments as of December 31, 2009 based on his prior employment agreement which is described in the following paragraphs.

Mr. Mullen’s employment agreement provided that if he was terminated by us without cause or if he terminated his employment for good reason, or in the event Mr. Mullen was terminated or terminated his employment for reasons specified in his employment agreement, he would be entitled to a lump sum severance payment in an amount equal to three times the sum of his annual base salary and target annual cash incentive at the time of termination. Mr. Mullen would also receive continuation of medical, dental and supplemental life insurance benefits until the earlier of 36 months or the date upon which he became eligible to receive substantially comparable benefits through another employer, and a supplemental payment to cover the employment-related taxes on these benefits and the tax on the amount of the supplemental payment. In addition, all of Mr. Mullen’s then outstanding equity awards which were not yet vested or exercisable would become immediately vested or exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

Further, under Mr. Mullen’s employment agreement, in the event of Mr. Mullen’s termination of employment by us due to his disability, he would receive a lump sum payment in an amount equal to his annual base salary and his target annual cash incentive for the year of termination. In the event of his death or termination due to disability, all of Mr. Mullen’s then outstanding unvested equity awards would immediately vest or become exercisable upon such termination in accordance with the provisions of the equity plan under which they were granted.

Mr. Mullen’s employment agreement also provided that if payments in an amount greater than $100,000 made to Mr. Mullen under the agreement (or any other plan or agreement) were subject to excise tax under Internal Revenue Code Section 4999, we would pay him an additional amount that equaled the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount, so that he realized the full intended benefit.

Awards Under Equity Plans

If a change in control occurs, all outstanding options and stock awards under our equity plans become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an executive officer’s employment is terminated in an involuntary employment action, the equity awards that are assumed will become fully vested and exercisable. Under the 1985, 2003, 2005 and 2008 equity plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen Idec after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable would become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. These vested options remain exercisable for 36 months or until the original option expiration date, if sooner.

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on December 31, 2009 and the calculations use the closing price of our common stock on December 31, 2009 (the last trading day of 2009), which was $53.50 per share.

	Voluntary
	Termination for		Involuntary
	Good Reason		Termination by the
	Unrelated to		Company Without	Involuntary
	Corporate		Cause and Not	Employment Action
	Transaction or		Following a Corporate	Following a Corporate
	Change in		Transaction or Change	Transaction or Change
Name and Payment Elements(1)	Control(2)	Retirement(3)	in Control	in Control
(a)	(b)	(c)	(d)	(e)

James C. Mullen Cash Compensation Severance	$8,100,001		$8,100,001	$8,100,001
Equity Awards Options	$1,377,264		$1,377,264	$1,377,264
Stock Awards (RSUs and PVRSUs)	$8,655,016		$8,655,016	$8,655,016
Benefits and Perquisites Medical, Dental and Supplemental Life	$88,748		$88,748	$88,748
Outplacement
Total	$18,221,029		$18,221,029	$18,221,029

Paul J. Clancy Cash Compensation Severance			$1,437,626	$1,643,001
Equity Awards Options				$185,193
Stock Awards (RSUs and PVRSUs)				$2,279,047
Benefits and Perquisites Medical and Dental			$26,680	$30,492
Outplacement			$14,000	$14,000
Total			$1,478,306	$4,151,733

	Voluntary
	Termination for		Involuntary
	Good Reason		Termination by the
	Unrelated to		Company Without	Involuntary
	Corporate		Cause and Not	Employment Action
	Transaction or		Following a Corporate	Following a Corporate
	Change in		Transaction or Change	Transaction or Change
Name and Payment Elements(1)	Control(2)	Retirement(3)	in Control	in Control
(a)	(b)	(c)	(d)	(e)

Robert A. Hamm Cash Compensation Severance			$2,205,000	$2,520,000
Equity Awards Options		$288,208	$288,208	$288,208
Stock Awards (RSUs and PVRSUs)		$2,427,830	$2,427,830	$2,427,830
Benefits and Perquisites Medical and Dental			$18,304	$20,919
Outplacement			$14,000	$14,000
Total		$2,716,038	$4,953,342	$5,270,957

Craig E. Schneier Cash Compensation Severance	$1,356,684		$1,356,684	$1,550,497
Equity Awards Options				$316,646
Stock Awards (RSUs and PVRSUs)				$1,774,060
Benefits and Perquisites Medical and Dental	$27,214		$27,214	$31,101
Outplacement	$14,000		$14,000	$14,000
Relocation	$761,386		$761,386	$761,386
Total	$2,159,284		$2,159,284	$4,447,690

Susan H. Alexander Cash Compensation Severance			$1,316,047	$1,619,750
Equity Awards Options				$285,281
Stock Awards (RSUs and PVRSUs)				$1,925,626
Benefits and Perquisites Medical and Dental			$25,270	$31,101
Outplacement			$14,000	$14,000
Total			$1,355,317	$3,875,758

Hans Peter Hasler(4)

Notes to Post-Termination Payments Table

(1)	This table excludes payments under our annual cash incentive plan that would have been earned based on employment on December 31, 2009. In the event of an executive’s death or disability, the value of the accelerated stock options and stock awards would be as shown in column (e). Each of the named executive officers is eligible for 280G tax gross-up benefits as described in the section, “Potential Payments Upon Termination or Change in Control.” The estimated payments as of December 31, 2009 (as shown above) would not incur an excise tax liability based on our estimated calculations.

(2)	Only Mr. Mullen and Dr. Schneier are eligible to receive benefits upon voluntary termination for good reason unrelated to corporate transaction or change in control.

(3)	As of December 31, 2009 only Mr. Hamm meets the eligibility definition for retirement, which is at least 55 years of age with at least 10 full years of completed service with the Company. If Mr. Hamm retired as of December 31, 2009, 100% of his unvested stock options and stock awards would accelerate and vest.

(4)	Mr. Hasler resigned his employment with the Company effective March 30, 2009. Based on his voluntary resignation and combination of age and years of service, he was not eligible for any acceleration of unvested equity grants nor was he eligible for any severance payments.

Director Compensation

This section describes the compensation of our non-employee directors and presents actual compensation in tabular form for those directors who served during 2009. Of the directors included in our discussion and tables, Messrs. Best and Glassberg’s service ended in June 2009, Dr. Sharp’s service ended in July 2009 and Drs. Denner and Mulligan were elected in June 2009. All other directors served throughout all of 2009.

Employee members of our Board of Directors during 2009 (Mr. Mullen and, until his retirement in October 2009, Dr. Cecil Pickett) receive no compensation for their service on the Board of Directors. The following table presents the retainers and fees for all non-employee members of our Board of Directors in effect during 2009:

Annual Board Retainer	$35,000
Annual Retainers (in addition to Annual Board Retainer)
Independent Chairman of the Board	$60,000
Finance and Audit Committee Chair	$20,000
Compensation and Management Development Committee Chair	$15,000
Corporate Governance Committee Chair	$15,000
Transaction Committee Chair	$15,000
Finance and Audit Committee Member (other than Chair)	$5,000
Board of Directors Meetings (per meeting day)
In-person attendance	$2,500
Telephonic attendance	$1,500
Committee Meetings (per meeting)	$1,500

Our non-employee directors are eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan. If directors choose to defer compensation, the plan periodically will credit their accounts with amounts of deemed investment results as if their deferred compensation was deposited into investment funds available under our employee 401(k) plan. Alternatively, directors can choose a fixed rate option under this plan whereby the deemed investment results earn a rate of return specified annually (8% in 2009; 7% in 2010) by the committee that administers the plan (the Company’s Retirement Committee). The administration of this program is at nominal expense to the Company.

Directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to the Board unrelated to meetings of the Board of Directors or its committees.

The 2006 Non-Employee Directors Equity Plan was approved by stockholders at the 2006 annual meeting of stockholders. Under the plan, upon initial election to the Board non-employee directors receive an initial award, the amount and type of which shall be determined by the Compensation Committee and the Corporate Governance Committee, of up to a maximum of 35,000 shares of our common stock (or 50,000 for the independent Chairman of the Board). Initial grants vest ratably in equal annual installments over three years from the date of grant. In addition, non-employee directors receive grants effective with the date of each annual meeting of stockholders (or a pro rata grant upon election other than at an annual meeting of stockholders), the amount and type of which shall be determined by these Committees, up to an annual maximum of 17,500 shares of our common stock (or 30,000 shares for the independent Chairman of the Board). Annual grants vest on the one-year anniversary of the date of grant or over such longer period as the Compensation Committee determines.

Grants to directors are recommended by both the Compensation Committee and the Corporate Governance Committee, and approved by the Board of Directors, with the independent Chairman recused from discussion and voting upon his awards. The number of stock options and restricted stock units granted to our directors is based on an assessment of competitive practices among Biogen Idec’s peers. This analysis was prepared and presented by Watson Wyatt to the Compensation Committee. The approved 2009 grant date fair value of $240,000 for each director was between the median ($214,000) and 75th percentile ($300,000) of our peers and was divided evenly in terms of value between stock options and restricted stock units.

Awards granted under the 2006 Non-Employee Directors Equity Plan will be subject to accelerated vesting upon termination of Board service by reason of death, disability, retirement and change in control (as such terms are defined in the plan). In addition, director awards will become fully vested upon an involuntary termination of Board service within two years following certain mergers or other corporate transactions, as defined in the plan.

Our directors are only able to purchase or sell shares of Biogen Idec stock in market transactions as part of pre-established trading plans. Trading plans may only be entered into when the director is not in possession of material non-public information about the Company, and we require a 60-day period following the establishment of a trading plan before any trades may be executed. Our policy is designed to protect against trading activity that may be perceived as suspect, while still providing our directors an opportunity to realize the value intended by the Company in granting equity-based awards.

On May 30, 2007, our directors adopted share ownership guidelines for our non-employee directors. These guidelines provide that each director other than the independent Chairman is to own 5,000 shares of Biogen Idec stock outright within five years following May 30, 2007, or within five years following initial election for directors elected after May 30, 2007. Under the guidelines, the independent Chairman is to own 10,000 shares of Biogen Idec stock outright within five years following his election as independent Chairman.

2009 Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Lawrence C. Best(5)	$45,500						$45,500
Marijn E. Dekkers(5)	$66,000	$119,950	$118,329				$304,279
Alexander J. Denner(6)	$46,500	$119,950	$811,469				$977,919
Alan B. Glassberg(5)	$47,500						$47,500
Nancy L. Leaming	$99,500	$119,950	$118,329				$337,779
Richard C. Mulligan(6)	$38,000	$119,950	$811,469				$969,419
Robert W. Pangia	$138,500	$119,950	$118,329				$376,779
Stelios Papadopoulos	$103,000	$119,950	$118,329				$341,279
Brian S. Posner	$129,000	$119,950	$118,329				$367,279
Bruce R. Ross	$180,000	$239,901	$236,658				$656,559
Lynn Schenk	$91,500	$119,950	$118,329				$329,779
Phillip A. Sharp(5)	$43,500	$119,950	$118,329				$281,779
William D. Young	$104,000	$119,950	$118,329				$342,279

Notes to 2009 Director Compensation Table

(1)	Grant date fair value of 2009 annual RSUs granted to non-employee directors. These RSUs are scheduled to vest in full and be settled in shares on the first anniversary of the grant date, as described in the narrative preceding this table.

(2)	Grant date fair value of 2009 annual stock options granted to non-employee directors and stock options granted in connection with initial election as a non-employee director. The annual stock option grants are scheduled to vest in full on the first anniversary of the grant date and the stock option grants in connection with initial election are scheduled to vest 33.33% on each of the first three anniversaries of the grant, as described in the narrative preceding this table.

(3)	No disclosure is required in this column because no non-employee directors serving in 2009 had earnings in the Voluntary Board of Directors Savings Plan in excess of 120% of the average applicable federal long-term rate.

(4)	No disclosure is required in this column because the perquisites or other personal benefits provided to each non-employee director do not exceed $10,000.

(5)	Service on our Board of Directors ended as follows: Mr. Best and Dr. Glassberg — June 2009; Dr. Dekkers — December 31, 2009; Dr. Sharp — July 2009.

(6)	Drs. Denner and Mulligan were elected to our Board of Directors at the 2009 annual meeting of stockholders in June 2009. In addition to the annual grants of stock options described in note (2) above and in accordance with the 2006 Non-Employee Directors Equity Plan, Drs. Denner and Mulligan received an initial grant of 35,000 stock options in June 2009. These stock options are scheduled to vest 33.33% on each of the first three anniversaries of the grant date.

Director Equity Outstanding at 2009 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2009 for each of the directors serving during 2009.

	Option Awards(1)		Stock Awards(2)
	Number of Securities	Number of Securities	Number of Shares or
	Underlying Unexercised	Underlying Unexercised	Units of Stock That
	Options (#)	Options (#)	Have Not Vested
Name	Exercisable	Unexercisable	(#)
(a)	(b)	(c)	(d)

Lawrence C. Best(3)	37,775
Marijn E. Dekkers(3)	34,984	17,641	2,245
Alexander J. Denner		40,975	2,245
Alan B. Glassberg(3)	14,775
Nancy L. Leaming	19,567	29,308	2,245
Richard C. Mulligan		40,975	2,245
Robert W. Pangia	87,275	5,975	2,245
Stelios Papadopoulos	17,367	29,308	2,245
Brian S. Posner	16,567	29,308	2,245
Bruce R. Ross	82,675	11,950	4,490
Lynn Schenk	52,275	5,975	2,245
Phillip A. Sharp(3)	69,950
William D. Young	87,275	5,975	2,245

Notes to Director Equity Outstanding at 2009 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date. Stock options granted to Drs. Denner and Mulligan in June 2009 in connection with their initial election to the Board are scheduled to vest 33.33% on each of the first three anniversaries of the grant date.

(2)	RSUs granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant.

(3)	Service on our Board of Directors ended as follows: Mr. Best and Dr. Glassberg — June 2009; Dr. Dekkers — December 31, 2009; Dr. Sharp — July 2009. All unvested stock and option awards were cancelled upon the respective end dates.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct, Corporate Governance Principles and Conflict of Interest Policy set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules. Our Code of Business Conduct and Corporate Governance Principles are posted on our website, www.biogenidec.com, under the “Board of Directors — Corporate Governance” subsection of the “About Us” section of the site. In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen Idec, the Finance and Audit Committee must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a related party transaction, among the factors the Committee may consider (as applicable) are: the business reasons for us to enter into the transaction; the size of the transaction and the nature of the related party’s interest in the transaction; whether the transaction terms are as favorable to us as they would be to an unaffiliated third party; whether the transaction terms are more favorable to the related party than they would be to an unaffiliated third party; the availability of alternative sources for comparable products, services or other benefits; whether the transaction would impair the independence or judgment of the related party in the performance of their duties to us; for non-employee directors, whether the transaction would be consistent with NASDAQ’s requirements for independent directors; whether the transaction is consistent with our conflict of interest policy which prohibits related parties and others from having a financial interest in any competitor, customer, vendor or supplier of ours; the related party’s role in arranging the transaction; the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and any other factors that the Finance and Audit Committee deems appropriate. In addition, certain transactions involving Biogen Idec that are deemed not to give rise to a direct or indirect material interest by a related person have standing pre-approval from the Finance and Audit Committee.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles, and our Corporate Governance Principles state that our Board of Directors will not permit any waiver of any ethics policy for any director or officer.

Indemnification

We indemnify our directors and, except in certain circumstances, officers (including our executive officers) to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is required under our Bylaws and we have also entered into separate agreements with each of our directors to provide such indemnification.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2009 about:

•	the number of shares of common stock to be issued upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us as described above in the section titled “Compensation Discussion and Analysis”;

•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and

•	the number of shares of common stock available for future issuance under our active plans — the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan and the 1995 Employee Stock Purchase Plan.

Equity Compensation Plan Information

Number of Securities
	Number of		Remaining Available for
	Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (excluding
	Outstanding Options	Outstanding	securities reflected in
Plan Category	and Rights(1)	Options and Rights(2)	the first column)(3)

Equity compensation plans approved by stockholders	16,502,079	$52.87	20,203,071
Equity compensation plans not approved by stockholders
Total	16,502,079	$52.87	20,203,071

(1)	In connection with the merger of Biogen, Inc. with a subsidiary of IDEC Pharmaceuticals Corporation, we assumed all of Biogen, Inc.’s then outstanding options. On an as-converted basis, the options that we assumed from Biogen, Inc. consist of the following as of December 31, 2009: (1) outstanding options to purchase 84,250 shares of common stock under the Biogen, Inc. 1987 Scientific Board Stock Option Plan with a weighted average exercise price of $40.16; and (2) outstanding options to purchase 2,162,806 shares of common stock under the Biogen, Inc. 1985 Stock Option Plan with a weighted average exercise price of $46.56.

(2)	The weighted-average exercise price includes all outstanding stock options, including the as-converted Biogen, Inc. options described in footnote (1), but does not include restricted stock units which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $34.70. The total number of restricted stock units included in the first column is 5,673,225.

(3)	Of these shares, (1) 16,039,031 remain available for future issuance under our 2008 Omnibus Equity Plan, (2) 296,716 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan and (3) 3,867,324 remain available under our 1995 Employee Stock Purchase Plan, in each case as of December 31, 2009. In addition to shares issuable upon the exercise of options or rights, the shares under the 2008 Omnibus Equity Plan and the 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2011 annual meeting of stockholders must be received by our Secretary no later than December 29, 2010 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in our proxy statement for the 2011 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the anniversary of the date this Proxy Statement was released to stockholders in connection with our Annual Meeting. However, if the date of the 2011 annual meeting of stockholders is changed by more than 30 days from the annual meeting date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not earlier than the close of business on the 120th day prior to the 2011 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day prior to the 2011 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2011 annual meeting of stockholders is first made.

All stockholder proposals for our 2011 annual meeting of stockholders should be sent to the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 679-2812 (until July 1, 2010) or (877) 420-2442 (after July 1, 2010). However, stockholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to the Secretary, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142 (until July 1, 2010) or the Secretary, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493 (after July 1, 2010). Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation and Management Development Committee Report, the Finance and Audit Committee Report, the content of www.biogenidec.com, including the charters of the committees of our Board of Directors, Corporate Governance Principles, Finance and Audit Committee Practices and Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you if you write or call Investor Relations, Biogen Idec Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142, (617) 679-2812. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number (until July 1, 2010) or at Investor Relations, Biogen Idec Inc., 133 Boston Post Road, Weston, Massachusetts 02493, (877) 420-2442 (after July 1, 2010).

Manner and Cost of Proxy Solicitation

Biogen Idec pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by e-mail or other electronic means. None of our directors, officers or employees will receive any extra compensation for soliciting you. We have retained MacKenzie Partners, Inc. as proxy solicitors. We estimate that their fee for assisting with the solicitation of proxies for the Annual Meeting will be $15,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. In addition, MacKenzie Partners and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

APPENDIX A

BIOGEN IDEC INC.

2006 NON-EMPLOYEE DIRECTORS EQUITY PLAN
(Approved by stockholders on May 25, 2006; as amended through April 14, 2010)

1.	Purpose; Establishment.

The Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan is intended to encourage ownership of shares of Common Stock by Non-Employee Directors of the Company and its Affiliates, and to provide an additional incentive to those directors to promote the success of the Company and its Affiliates. The Plan has been adopted and approved by the Board of Directors, subject to the approval of the stockholders of the Company, and shall become effective as of the Effective Date.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(b) “Agreement” shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

(c) “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, Dividend Equivalent Rights, Stock Appreciation Right or Other Award granted pursuant to the terms of the Plan.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed an effective Schedule 13G.

(e) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(f) “Certificate” shall mean either a physical paper stock certificate or electronic book entry or other electronic form of account entry evidencing the ownership of shares of Restricted Stock or shares of Common Stock acquired upon exercise, vesting or settlement, as the case may be, of Awards other than Restricted Stock.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the committee appointed to administer the Plan pursuant to Section 3.

(i) “Company” shall mean Biogen Idec Inc., a Delaware corporation.

(j) “Common Stock” shall mean the common stock of the Company, par value $0.0005 per share.

(k) A “Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation; or

(ii) the election to the Board of Directors, without the recommendation or approval of a majority of the incumbent Board of Directors (as of the Effective Date), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election following the Effective Date is approved by a majority of the members of the incumbent Board of Directors shall be deemed to be members of the incumbent Board of Directors for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board of Directors for purposes of this paragraph (ii).

(l) A “Corporate Transaction” shall be deemed to have occurred upon the first of the following:

(i) there is consummated a merger or consolidation of the Company, or any direct or indirect subsidiary of the Company, with any other company other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, unless following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto represent less than 60% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation and the transaction results in those persons who are members of the incumbent Board of Directors immediately prior to such merger or consolidation constituting less than 50% of the membership of the Board of Directors or the board of directors of such surviving or parent entity immediately after, or subsequently at any time as contemplated by such merger or consolidation (in which case the transaction shall be a Corporate Transaction), or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(m) A “Disability” shall exist for purposes of the Plan if a Participant is entitled to receive benefits under the applicable long-term disability program of the Company or an Affiliate of the Company, or, if no such program is in effect with respect to such Participant, if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

(n) “Dividend Equivalent Rights” shall mean a right, granted in connection with an Award, to receive dividends (which may or may not be made subject to restrictions or forfeiture conditions, as determined by the Committee) upon the payment of a dividend with respect to the Common Stock underlying the Award, which dividends will be held in escrow until all restrictions or conditions to the vesting of the Common Stock underlying the Award have lapsed. Any escrowed dividends may, in the Committee’s discretion, be reinvested or deemed reinvested in Common Stock as of the dividend payment date.

(o) “Effective Date” shall mean the date that the Company’s stockholders approve the Plan in accordance with Section 20 hereof.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Fair Market Value” of the Common Stock shall be calculated as follows: (i) if the Common Stock is listed on a national securities exchange and sale prices are regularly reported for the Common Stock, then the Fair Market Value shall be the closing selling price for the Common Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Common Stock as described in clause (i) above, but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Common Stock as described in clauses (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

(r) “For Cause” shall mean any act of: (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive.

(s) “Non-Employee Director” has the meaning set forth in Section 5.

(t) “Nonqualified Stock Option” shall mean an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

(u) “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 7.

(v) “Other Award” shall mean an Award granted pursuant to Section 10.

(w) “Participant” shall mean a Non-Employee Director to whom an Award is granted pursuant to the Plan.

(x) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y) “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to the terms of Section 8 and which may not be in any manner transferred or disposed of (such restrictions being known as the “Transfer Restrictions”) prior to the applicable Vesting Date.

(z) “Restricted Stock Unit” means a unit granted pursuant to Section 8 that represents the right to receive the Fair Market Value of one share of Common Stock, which is payable in cash or Common Stock, as specified in the applicable Agreement, and which may or may not be subject to forfeiture restrictions.

(aa) “Retirement” as to any Participant shall mean such person’s leaving the Board under the following circumstances: (i) as of the annual stockholders meeting that occurs in the year in which the Participant reaches age 75, or (ii) upon the completion of such person’s current term provided he or she has provided the Board with at least six months prior written notice of retirement, but not including a Participant’s termination For Cause, as determined by the Committee. Notwithstanding the foregoing, a Participant elected to the Board other than at an annual stockholders meeting shall not be eligible for Retirement pursuant to clause (ii) of this Section 2(aa) until the completion of a term for which such Participant is elected to serve by the stockholders at an annual stockholders meeting.

(bb) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(cc) “Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise) over: (i) if the Stock Appreciation Right is not related to an Option, the purchase price of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Common Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 9.

(dd) “Transaction” has the meaning set forth in Section 4(c).

(ee) “Vesting Date” shall mean the date established by the Committee on which an Award shall vest.

3.	Administration of the Plan.

The Plan shall be administered by the Board of Directors, or by a committee of the Board which shall consist of two or more persons each of whom, unless otherwise determined by the Board, is (a) a “non-employee director”

within the meaning of Rule 16b-3 and (b) an “independent director” as defined in Nasdaq Stock Market Rules. References in the Plan to the “Committee” shall mean the Board or any such committee. The Committee shall have the authority in its sole and absolute discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: (1) the authority to grant Awards, (2) to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions and restrictions relating to any Award, (3) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered, (4) to construe and interpret the Plan and any Award, (5) to prescribe, amend and rescind rules and regulations relating to the Plan, (6) to determine the terms and provisions of Agreements, and (7) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of Board service and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding the foregoing, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a Transaction or other change in the Company’s capitalization) without the approval of the Company’s stockholders. In addition, no Award shall provide a “reload” feature pursuant to which the Participant would receive an automatic grant of additional Awards to replace the shares of Common Stock surrendered to exercise an Award, and no Option shall be exercisable prior to the applicable Vesting Date for shares of Common Stock subject to repurchase by the Company, upon a termination of Board service prior to such Vesting Date, for the exercise price paid by the Participant.

4.	Stock Subject to the Plan.

(a) Shares Available for Awards.  Subject to the provisions of Sections 4(c) and 4(d) hereof, the maximum number of shares of Common Stock reserved for issuance under the Plan shall be 1,600,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury. The grant of any Award other than an Option or a Stock Appreciation Right shall, for purposes of this Section 4(a), reduce the number of shares of Common Stock available for issuance under the Plan by one and one-half (1.5) shares of Common Stock for each such share actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of this Section 4(a), as an Award of one share of Common Stock for each such share actually subject to the Award.

(b) Adjustment for Change in Capitalization.  In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then, unless otherwise determined by the Committee in its sole and absolute discretion with respect to dividends or distributions of cash or other non-stock property, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in connection with outstanding Awards, (3) the exercise price, grant price or purchase price relating to any outstanding Awards, and (4) the limits on Awards under Section 6(b) shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants.

(c) Adjustment for Change or Exchange of Shares for Other Consideration.  In the event that outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event (“Transaction”), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each outstanding Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such Transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each outstanding Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock covered by the outstanding Award would have been changed or exchanged had they been held by a stockholder of the Company.

(d) Reuse of Shares.  Any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award for any reason whatsoever shall again become available for Awards in an amount determined in accordance with the share counting formulas set forth in Section 4(a), except that the exercise of a Stock Appreciation Right shall not be deemed to result in unissued shares, even if fewer shares are issued than the number of shares in which the Award was denominated.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be limited to: (i) those individuals who are first elected as non-employee Board members after the Effective Date, whether by the Company’s stockholders or by the Board, and (ii) those individuals who continue to serve as non-employee Board members after such Effective Date, whether or not they commenced Board service prior to such Effective Date. In no event, however, shall any non-employee Board member be eligible to participate in the Plan unless such individual is an “independent director” as defined in Nasdaq Stock Market Rules. Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria shall be designated an eligible “Non-Employee Director” for purposes of the Plan.

6.	Awards Under the Plan; Agreement.

(a) General.  The Committee may grant Options, shares of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights and Other Awards pursuant to Section 6(b), in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan, and may provide for Dividend Equivalent Rights with respect to any Award. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable, which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

(b) Awards.  Awards shall be granted as specified below.

(i) Initial Grant.  Each individual who is first elected as a Non-Employee Director, whether by the Company’s stockholders or by the Board, on or after the Effective Date, shall be granted, on the date of such initial election, one or more Awards (defined as the “Initial Grant”), the amount and type of which shall be determined by the Committee consistent with the provisions of the Plan, provided that the number of shares of Common Stock subject to such Initial Grant shall not exceed 35,000 shares in the aggregate (calculated as described in subsection (iv) below). Initial Grants shall vest ratably in equal annual installments on each of the first three anniversaries of the date of grant.

(ii) Annual Grant. On the date of each annual stockholders meeting, commencing with the 2006 annual meeting, each individual who is at the time serving as a Non-Employee Director shall be granted one or more Awards (defined as the “Annual Grant”), the amount and type of which shall be determined by the Committee consistent with the provisions of the Plan, provided that the number of shares of Common Stock subject to such Annual Grant shall not exceed 17,500 shares in the aggregate (calculated as described in subsection (iv) below). An individual elected as a Non-Employee Director other than at an annual meeting of stockholders shall receive, on the date of such election, a pro rata portion of the Annual Grant made at the preceding annual stockholders meeting based on the number of days from the date of election to the next annual meeting of stockholders, divided by 365. Annual Grants shall fully vest on the first anniversary of the date of grant or over such longer period and in such increments as the Committee may otherwise determine.

(iii) Non-Executive Chairman Grants. Upon election as Non-Executive Chairman of the Board of Directors on or after the Effective Date, a Non-Employee Director shall be granted, on the date of such election, one or more Awards (defined as the “Supplemental Initial Grant”), the amount and type of which shall be determined by the Committee consistent with the provisions of the Plan, provided that the number of shares of Common Stock subject to such an individual’s Initial Grant and Supplemental Initial Grant shall not exceed 50,000 shares in the aggregate (calculated as described in subsection (iv) below). On the date of each annual stockholders meeting commencing with the 2006 annual meeting, any Non-Employee Director then serving as Non-Executive Chairman of the Board of Directors shall be granted one or more Awards (defined as the “Supplemental Annual Grant”), the amount and type of which shall be determined by the Committee consistent with the provisions of the Plan, provided that the number of shares of Common Stock subject to such an individual’s Annual Grant and Supplemental Annual Grant shall not exceed 30,000 shares in the aggregate (calculated as described in subsection (iv) below). A Non-Employee Director elected as Non-Executive Chairman of the Board other than at an annual meeting of stockholders shall receive, on the date of such election, a pro rata portion of the Supplemental Annual Grant. Supplemental Initial Grants shall vest ratably in equal annual installments on each of the first three anniversaries of the date of grant, and Supplemental Annual Grants shall fully vest on the first anniversary of the date of grant.

(iv) Share Equivalents. For purposes of applying the limits on the number of shares of Common Stock which may be subject to Awards made pursuant to Initial Grants, Supplemental Initial Grants, Annual Grants and Supplemental Annual Grants under this Section 6(b): (A) the grant of any Award other than an Option or a Stock Appreciation Right shall be treated as an Award of one and one-half (1.5) shares of Common Stock for each such share actually subject to the Award, and (B) the grant of an Option or a Stock Appreciation Right shall be treated as an Award of one share of Common Stock for each such share actually subject to the Award.

7.	Options.

(a) Identification of Options.  Each Option shall be a Nonqualified Stock Option and shall state the number of shares of the Common Stock to which it pertains.

(b) Exercise Price.  Each Agreement with respect to an Option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option. The option exercise price per share shall be equal to the Fair Market Value of the Common Stock on the date of grant.

(c) Term and Exercise of Options.

(i) Each Option shall become exercisable at the time or times determined by the Committee as set forth in the applicable Agreement, consistent with the provisions of the Plan. The expiration date of each Option shall be ten (10) years from the date of the grant thereof, or at such earlier time as the Committee shall expressly state in the applicable Agreement.

(ii) An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. The option exercise price shall be payable upon the exercise of the Option. It shall be payable in one of the following forms: (A) in United States dollars in cash or by check, (B) if permitted by the Committee, in shares of Common Stock that have been held by the Participant (or a permitted transferee of such person) for at least six months and having a Fair Market Value as of the date of exercise equal to the aggregate option exercise price, (C) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, or (D) at the discretion of the Committee, by any combination of (A), (B) and (C) above, or (E) by such other method as the Committee may, in its discretion, permit.

(iii) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant, or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(iv) Notwithstanding anything to the contrary in this Plan, on the last day on which an Option is exercisable in accordance with the Plan and the terms of the Award, if the exercise price of the Option is less than the Fair Market Value of the Common Stock on that day, the stock option will be deemed to have been exercised on a net share settlement basis at the close of business on that day. As promptly as practicable thereafter, the Company will deliver to the Participant the number of shares underlying the Option less the number of shares having a Fair Market Value on the date of the deemed exercise equal to the aggregate exercise price for the Option.

(d) Effect of Termination of Board Service.

(i) In the event that the Participant’s Board service shall terminate on account of the Retirement of the Participant, each Option granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable by the Participant (or, in the event of the Participant’s death while such Option is still outstanding, by the Participant’s legal representatives, heirs or legatees) for the three year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(ii) In the event that the Participant’s Board service shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following the date of death (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(iii) In the event that the Participant’s Board service shall terminate on account of the Disability of the Participant, each Option granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable by the Participant (or such Participant’s legal representatives or, in the event of the Participant’s death while such Option is still outstanding, such Participant’s legal representatives, heirs or legatees) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(iv) In the event of the termination of a Participant’s Board service For Cause, each outstanding Option granted (including any portion of the Option that is then exercisable) to such Participant shall be cancelled at the commencement of business on the date of such termination.

(v) In the event that the Participant’s Board service shall terminate for any reason other than (A) Retirement, (B) death, (C) Disability or (D) For Cause, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the six month period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be cancelled at the time of such termination (except as may otherwise be determined by the Committee).

(vi) In the event of the Participant’s death within six months following the Participant’s termination of Board service for any reason other than (A) Retirement, (B) Disability or (C) For Cause, each Option granted to such Participant that is vested and outstanding as of the date of death shall remain exercisable by such Participant’s legal representatives, heirs or legatees for the one year period following the date of death (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

8.	Restricted Stock; Restricted Stock Units.

(a) Price.  At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b) Vesting Date.  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 6(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the Transfer Restrictions shall lapse. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 6(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and become non-forfeitable; provided, however, that the payment with respect to such Restricted Stock Unit shall be made in a manner that complies with the requirements of Section 409A of the Code.

(c) Dividends.  Any dividends paid on shares of Restricted Stock will be held in escrow until all restrictions or conditions to the vesting of such shares have lapsed. Any escrowed dividends may, in the Committee’s discretion, be reinvested or deemed reinvested in Common Stock as of the dividend payment date.

(d) Issuance of Certificates.  Following the date of grant with respect to shares of Restricted Stock, or the settlement of a Restricted Stock Unit payable in Common Stock, the Company shall cause to be issued a Certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. In the case of an Award of Restricted Stock, each such Certificate shall bear the following legend or substantially similar restrictive account legend:

“The transferability of this Certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in or imposed pursuant to the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan.”

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

Each Certificate issued pursuant to this Section 8(d) in connection with a grant of Restricted Stock shall be held by the Company or its designee prior to the applicable Vesting Date, unless the Committee determines otherwise.

(e) Consequences of Vesting of Restricted Stock.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the Transfer Restrictions shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted (or a permitted transferee of such person), a Certificate evidencing such share, free of the legend set forth in Section 8(d).

(f) Settlement of Restricted Stock Units.  The settlement of Restricted Stock Units may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied, or it may be deferred in accordance with such terms and conditions as the Committee may specify, subject to compliance with Code Section 409A.

(g) Effect of Termination of Board Service.  In the event that the Participant’s Board service shall terminate for any reason other than (i) Retirement, (ii) death or (iii) Disability, each unvested grant of Restricted Stock or Restricted Stock Units shall be forfeited at the time of such termination (except as may be otherwise determined by the Committee). In the event that the Participant’s Board service shall terminate on account of Retirement, death or Disability of the Participant, each grant of Restricted Stock and Restricted Stock Units that is outstanding as of the date of Retirement, death or Disability shall become fully vested.

9.	Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

(b) A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 9(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c) Subject to Section 9(d)(i), and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d) Subject to Section 9(f), the exercise of a Stock Appreciation Right related to an Option will entitle the holder to receive payment of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.

(e) The maximum number of shares underlying a Stock Appreciation Right granted without relationship to an Option shall be set forth in the applicable Award Agreement. A Stock Appreciation Right granted without relationship to an Option will entitle the holder to receive payment, subject to Section 9(f), of an amount determined by multiplying:

(i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

(ii) the number of shares as to which such Stock Appreciation Right is exercised.

(f) Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Award Agreement.

(g) Payment of the amount determined under subsections (d) and (e) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares of Common Stock. If the Committee decides that payment of the amount determined under subsections (d) and (e) above may be made shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. The payment with respect to any Stock Appreciation Right shall be made in a manner that complies with the requirements of Section 409A of the Code.

(h) Other than with respect to an adjustment described in Section 4(c), in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of such Stock Appreciation Right, nor shall the Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price.

(i) Effect of Termination of Board Service.

(i) In the event that the Participant’s Board service shall terminate on account of the Retirement of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of such termination shall become fully exercisable and shall remain exercisable for the three year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(ii) In the event that the Participant’s Board service shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following the date of death (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(iii) In the event that the Participant’s Board service shall terminate on account of the Disability of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of such termination shall become fully vested and shall remain exercisable by the Participant (or such Participant’s legal representatives) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

(iv) In the event of the termination of a Participant’s Board service For Cause, each outstanding Stock Appreciation Right granted (including any portion of the Stock Appreciation Right that is then exercisable) to such Participant shall be cancelled at the commencement of business on the date of such termination.

(v) In the event that the Participant’s Board service shall terminate for any reason other than (A) Retirement, (B) death, (C) Disability or (D) For Cause, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the six month period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of such a termination shall be cancelled at the time of such termination (except as may be otherwise determined by the Committee).

(vi) In the event of the Participant’s death within six months following the Participant’s termination of Board service other than For Cause, each Stock Appreciation Right granted to such Participant that is vested and outstanding as of the date of death shall remain exercisable by the Participant’s legal representatives, heirs or legatees for the one year period following the date of death (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.

10.	Other Awards.

(a) General.  Other Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of Section 6(b), the Committee shall have sole and complete authority to determine the number of shares of Common Stock to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

(b) Payment of Non-Employee Directors’ Fees in Securities.  In addition to the Awards authorized under Section 6(b), and only to the extent permitted by the Committee, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of Awards under the Plan by completing the procedures prescribed by the Committee. Such Awards shall be issued under the Plan. The terms and the number of Awards to be granted to Non-Employee Directors in lieu of annual retainers and/or meeting fees under this Section 10 shall be determined by the Committee.

11.	Effect of a Corporate Transaction.

(a) Options and Stock Appreciation Rights.  In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Option and Stock Appreciation Right under the Plan, either: (i) make appropriate provisions for the Options and Stock Appreciation Rights to be assumed by the successor corporation or its parent or be replaced with a comparable option or stock appreciation right to purchase shares of the capital stock of the successor corporation or its parent; (ii) upon reasonable prior written notice to the Participants provide that all Options and Stock Appreciation Rights must be exercised prior to a specified date and, to the extent unexercised as of such specified date, such Options and Stock Appreciation Rights will terminate (all Options and Stock Appreciation Rights having been made fully exercisable as set forth below in this Section 11); or (iii) terminate all Options and Stock Appreciation Rights in exchange for, in the case of Options, a cash payment equal to the excess of the then aggregate Fair Market Value of the shares subject to such Options over the aggregate exercise prices thereof, or in the case of Stock Appreciation Rights, the amount otherwise payable on exercise of such Stock Appreciation Rights pursuant to Section 9 (all Options and Stock Appreciation Rights having been made fully exercisable as set forth below in this Section 11). Without limiting the generality of Sections 4(b) and 4(c) hereof, each outstanding Option and Stock Appreciation Right under the Plan which is assumed in connection with a Corporate Transaction, or is otherwise to continue in effect, shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of the Common Stock as are subject to such Option or Stock Appreciation Right immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option exercise price payable per share pursuant to the Option, provided the aggregate option exercise price payable for such securities pursuant to the Option shall remain the same, and the basis for calculating the amount payable on exercise of the Stock Appreciation Right pursuant to Section 9.

(b) Awards other than Options and Stock Appreciation Rights.  In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Award (other than an Option or Stock Appreciation Right) under the Plan either: (i) make appropriate provisions for the Awards to be assumed by the successor corporation or its parent, or be replaced with a comparable award with respect to the successor corporation or its parent; (ii) provide that such Awards shall be fully vested and settled prior to such Corporate Transaction; or (iii) terminate all such Awards in exchange for a cash payment equal to the then aggregate Fair Market Value of the shares of Common Stock and cash payments subject to such Award (all Awards having been made fully vested as set forth below in this Section 11).

(c) Involuntary Termination.  If at any time within two years of the effective date of a Corporate Transaction there is an Involuntary Termination with respect to a Participant’s continued service as a Non-Employee Director of the successor corporation or its parent, each then outstanding Award assumed or replaced under this Section 11 and held by such Participant (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Termination, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Termination. Upon the occurrence of an Involuntary Termination with respect to a Participant, any outstanding Option or Stock Appreciation Right held by such Participant (and a permitted transferee of such person) shall be exercisable within one year of the Involuntary Termination or, if earlier, within the originally prescribed term of the Option or Stock Appreciation Right. An “Involuntary Termination” as to a Participant shall mean the termination of the Participant’s Board service other than (1) because of termination For Cause, (2) on account of the Participant’s voluntary resignation or (3) on account of the Participant’s choosing not to seek reelection; provided, however, that for purposes of the Plan, a termination of Board service, at the request of the Board, where such termination is in connection with a reduction of the number of members of the Board (and not in connection with a replacement of the terminating member) shall be treated as an Involuntary Termination.

(d) Other Adjustments.  The class and number of securities available for issuance under the Plan on both an aggregate and per Participant or per grant basis shall be appropriately adjusted by the Committee to reflect the effect of the Corporate Transaction upon the Company’s capital structure.

(e) Termination of Plan; Cash Out of Awards.  In the event the Company terminates the Plan or elects to cash out Awards in accordance with clauses (ii) or (iii) of paragraph (a) or clause (iii) of paragraph (b) of this Section 11, then the exercisability and vesting of each affected Award outstanding under the Plan shall be automatically accelerated so that each such Award shall, immediately prior to such Corporate Transaction, become fully vested and may be exercised prior to such Corporate Transaction for all or any portion of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing Plan provision.

(f) Special Rule Regarding Determination of Termination for Cause.  Following the occurrence of a Corporate Transaction, the determination of whether circumstances warrant a termination For Cause shall be made in good faith by the Committee, provided that such determination shall not be presumed to be correct or given deference in any subsequent litigation, arbitration or other proceeding with respect to the existence of circumstances warranting a termination For Cause.

12.	Acceleration Upon Corporate Change in Control.

Unless otherwise determined by the Committee at the time of grant and set forth in the applicable Award Agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall, immediately prior to such Corporate Change in Control, become fully vested and/or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised, and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing Plan provision.

13.	Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a Certificate with respect to such shares. Except as otherwise expressly provided in Section 4(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date of issuance of such Certificate.

14.	No Right to Continued Board Service; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of service as a member of the Board or interfere in any way with the right of the Company or its stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.	Securities Matters.

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any Certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such Certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of Certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such Certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant (or a permitted transferee of such person) in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant (or a permitted transferee of such person) may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto, subject to compliance with the requirements of Section 409A of the Code.

16.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

17.	Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying any applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 3, which discretion may be exercised without amendment to the Plan. No amendment or termination of the Plan may, without the consent of the affected Participant, reduce the Participant’s rights under any outstanding Award.

18.	Transferability.

The Committee may direct that any Certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares. Awards granted under the Plan shall not be transferable by a Participant other than: (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder or (iii) as otherwise determined by the Committee in its sole and absolute discretion. The designation of a beneficiary of an Award by a Participant shall not be deemed a transfer prohibited by this Section 18. Except as provided pursuant to this Section 18, an Award shall be exercisable during a Participant’s lifetime only by the Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section 18, or the levy of any attachment or similar process upon an Award, shall be null and void. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the designated beneficiary, executor or administrator of the Participant’s estate, or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution (or by a permitted transferee of such person). No transfer of an Award by will or the laws of descent and distribution, or as otherwise permitted by this Section 18, shall be effective to bind the Company unless the Committee shall have been furnished with: (a) written notice thereof and with such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

19.	Dissolution or Liquidation of the Company.

Immediately prior to the dissolution or liquidation of the Company, other than in connection with transactions to which Section 11 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of a Participant or one who acquired an Award by will or by the laws of descent and distribution, or as otherwise permitted pursuant to Section 18, have not otherwise terminated and expired, the Participant or such person shall have the right immediately prior to such termination to exercise any Award granted hereunder to the extent that the right to exercise such Award has vested as of the date immediately prior to such dissolution or liquidation. Awards of Restricted Stock and Restricted Stock Units that have not vested as of the date of such dissolution or liquidation shall be forfeited immediately prior to such dissolution or liquidation.

20.	Effective Date and Term of Plan.

The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless extended or earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan and the applicable Award Agreement.

21.	Applicable Law.

The Plan shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

22.	Participant Rights.

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

23.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation purposes. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general, unsecured creditor of the Company.

24.	No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

25.	Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

26.	Interpretation; Special Rules.

Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event that a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A. Subject to Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices, and to further the purpose of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards (or amend existing Awards) in accordance with those rules.

27.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

April 28, 2010

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	x

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 9, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.investorvote.com/biib
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

	01 - Nancy L. Leaming	☐	☐	☐	02 - Brian S. Posner	☐	☐	☐	03 - Eric K. Rowinsky	☐	☐	☐

	04 - Stephen A. Sherwin	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the selection of PricewaterhouseCoopers LLP as Biogen Idec’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐	3.	To approve an amendment to the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan to increase the number of shares available for issuance from 850,000 shares to 1,600,000 shares.	☐	☐	☐

4.	To transact such other business as may be properly brought before the meeting and any adjournments or postponements.
 B  Non-Voting Items
Change of Address — Please print new address below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — Biogen Idec Inc.

Proxy Solicited by the Board of Directors for the 2010 Annual Meeting of Stockholders
To Be Held at the American Academy of Arts & Sciences, 136 Irving Street, Cambridge, Massachusetts 02138 on June 9, 2010, 9:00 A.M. (local time)
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Biogen Idec Inc. dated April 28, 2010 in connection with Biogen Idec’s 2010 annual meeting of stockholders to be held on June 9, 2010 and hereby appoints Susan H. Alexander, Paul J. Clancy and Robert A. Hamm, and each of them (with full power to act alone), proxies of the undersigned with all the powers the undersigned would possess if personally present and with full power of substitution in each of them to appear and vote all shares of common stock of Biogen Idec which the undersigned would be entitled to vote if personally present at the 2010 annual meeting of stockholders, and at any adjournment or postponement thereof.
The shares represented hereby will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. As to any other matter that may properly come before the meeting or any adjournment or postponement thereof, said proxy holders will vote in accordance with their best judgment.
This proxy may be revoked in writing any time before the voting thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2010 annual meeting of stockholders or any adjournment or postponement thereof.
(Items to be voted appear on reverse side.)